Exhibit 10.10

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXECUTION VERSION

TERMINAL SERVICES AGREEMENT

(MARCUS HOOK - BUTANE)

This Terminal Services Agreement (this “Agreement”) is made and entered into as of September 8, 2012 (the “Effective Date”) between SUNOCO, INC. (R&M) (“R&M”) and PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC (“Customer” or “PES”). R&M and Customer are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties”.

TERMS AND CONDITIONS

1.                GENERAL

a                 R&M shall provide the following services (collectively the “Terminal Services”) to Customer, at R&M’s terminal located in Marcus Hook, Pennsylvania more particularly described in Attachment A (the “Terminal”), in accordance with the terms of this Agreement:

(i)             With respect to the Products Throughput Amount (as defined below), receipt, storage, throughput, custody and delivery of Customer’s butanes (the “Products”) originating at the Customer’s refinery located in Philadelphia, Pennsylvania (the “Philadelphia Refinery”) to, from and through the underground storage caverns described on Attachment A (the “Caverns”) located at the Terminal; and

(ii)          Such other additional services as may be described herein and in the Attachments to this Agreement, including access to the Terminal’s truck rack and marine dock.

b                 R&M shall receive Products into the Terminal by marine vessel, pipeline receipts, and trucks and store such Products in the Caverns. Still further, R&M shall deliver Customer’s Products out of the Caverns to marine vessels, pipelines, or trucks. All Product movements into or out of Caverns, and into and out of the Terminal, will be in accordance with Customer’s reasonable written instructions, subject to scheduling, transfer rates, R&M’s regular procedures and any other reasonable operational details or limitations.

c                  R&M shall operate and maintain the Terminal in accordance with, and PES shall comply with the terms of, the port manual covering operations at the Terminal (such manual, as in effect from time to time, the “Operations Manual”). A copy of the Operations Manual in effect as of the Effective Date is attached hereto as Attachment E. R&M shall have the right to amend the Operations Manual from time to time; provided, however, that: (a) the Operations Manual shall at all times (i) pertain exclusively to operational requirements at the Terminal, (ii) apply equally to all Persons utilizing the Terminal, and (iii) include operating requirements and conditions that are generally consistent with those governing operations at other similar facilities owned and operated by R&M and its Affiliates taking into account differences in operations at the facilities; and (b) R&M shall provide PES with reasonable advance notice of the effective date of any such amendments.

d                 There are multiple customers at the Terminal. R&M will endeavor to treat customers equitably and as such scheduling will be handled on a first come, first served basis for accepted nominations that arrive in the confirmed timeframe. R&M also has the right to vet any marine vessel to make sure it complies with the reasonable policies of R&M.

e                  The term of this Agreement shall be ten years, commencing on the Effective Date. A Contract Year shall be a twelve month period during the term hereof beginning on the Effective Date or any anniversary thereof.

f                   R&M shall maintain all records necessary to provide Customer with monthly reports summarizing Customer’s receipts, withdrawals and book inventory, which report shall be mailed or faxed to Customer by the 5th business day of the following month.

g                  The Products, Fees, Method(s) of Receipts and Deliveries, Invoicing Procedures and Payment Terms with respect to the Terminal Services are reflected in Attachment A.

h                 Customer understands and agrees that R&M may enter contractual arrangements with third party customers for Terminal Services at the Terminal, provided such arrangements do not prevent R&M from fulfilling its obligations to Customer hereunder. Nothing herein shall be deemed to provide Customer with exclusive rights to Terminal Services at any Terminal, exclusive rights to any storage capacity in the Caverns, or any other exclusive rights with respect to the Terminal.

i                     R&M shall operate and maintain the Terminal in accordance with Prudent Industry Practice and applicable law. For purposes of this Agreement, “Prudent Industry Practice” means, as of the relevant time, those lawful practices, methods and acts generally engaged in or approved by the pipeline and terminaling industries (as applicable) in the United States that, in the exercise of reasonable judgment in light of the circumstances known at the time of performance, would have been expected to accomplish the desired result at a reasonable cost consistent with functionality, reliability, safety and expedition with due regard for health, safety, security and environmental considerations. Prudent Industry Practice is not intended to be limited to the optimum practices, methods or acts to the exclusion of others, but rather is intended to include acceptable practices, methods and acts generally engaged in or approved by the pipeline and terminaling industries (as applicable) in the United States.

2.               RECEIPTS AND DELIVERIES:

a                 Receipts and deliveries of Products at the Terminal shall be made within the normal

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

business hours of the Terminal (as set forth on Attachment A), unless otherwise agreed by R&M and Customer.

b                 Customer shall ensure that each of its marine delivery vessels: (i) discharges its cargo within the allowable discharge time, which shall be calculated for each delivery based upon the actual quantity discharged from such vessel divided by the applicable unloading rate for such vessel plus 2 hours at the dock; (ii) maintains a pressure of at least 125 PSI at the vessel’s manifold on each line used; and (iii) leaves its dock promptly upon completion of discharge, weather and safe navigation permitting. Should R&M direct a vessel to disembark from the dock, no such time shall be counted as time on demurrage and R&M shall not be liable for any losses, costs, or expenses incurred as a result of such direction; provided, however, that R&M may issue such direction only to the extent permitted by, and then in accordance with, the Operations Manual.

c                  Demurrage (if accrued) shall be payable by the responsible party for each running hour and prorated for each part of an hour for all time that used laytime exceeds the allowed laytime as defined herein. If the marine delivery vessel has met conditions as stated above, the demurrage rate will be the one in effect for the delivery vessel, or if the vessel is on time charter, the applicable AFRA rate for a vessel of the same size.

d                 During each Contract Year, Customer shall throughput 775,000 barrels of Products through the Terminal (the “Products Throughput Amount”). Products throughput through the Terminal shall be delivered to the Terminal in reasonably ratable monthly volumes (subject to disruptions in operation at the Philadelphia Refinery) during the months of April through September, and, except as provided in Attachment A with respect to Cavern #5 until not later than November 30, 2012, delivered out of the Terminal in reasonably ratable monthly volumes during the months of October through March. R&M shall be excused from any performance issue resulting from non-ratable monthly volumes (including as a result of disruptions in operation at the Philadelphia Refinery). Except as expressly provided in Attachment A, at no time shall Customer’s Products in storage exceed 775,000 barrels.

e                  R&M shall be permitted to commingle Products delivered for the account of Customer or its designee with products of other customers. Promptly following the depletion of Caverns 2, 3 and 5, and in any event no later than December 31, 2012, Customer shall request the grade of butane that will be stored in Caverns 2 and 3. The parties hereby agree that as of the date of this Agreement, Cavern 1 is designated for storage of isobutane. R&M will use commercially reasonable efforts to accommodate Customer’s requests to store particular grades of Product in designated Caverns, including requests to change the grade of Products to be stored in designated Caverns (including Cavern 1), in a timely manner. If, at any time, Customer requests to store any grade of Product in a Cavern that is then used to store only Customer’s Product, R&M shall accommodate such request. Customer shall have the right to store up to 775,000 barrels of total Product at any time based upon specific Product storage capacity initially designated by the Customer per volumes for product grades in Attachment A. With respect to any grade of butane, Customer shall not be permitted to deliver butane in excess of the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

Cavern capacity utilized for such grade of butane.

f                   All Products tendered by each party will conform to the specifications for such Products, for each Cavern, as set forth on Attachment B. R&M shall have no obligation to receive or handle Products with properties other than those specified above. R&M may, in its sole discretion, elect to receive and handle non-conforming Products in accordance with general industry practice, subject to the physical limitations of the Terminal. In this regard, Customer shall have the right to submit to R&M a Special Movement Request Form seeking approval for the receipt and handling of such Products, which form is attached hereto as Attachment C, and R&M agrees to use commercially reasonable efforts to review the request and permit Customer to bring in materials outside of the above parameters, provided that, in no event, shall R&M be required to receive into tanks at the Terminal any Products with properties which would result, in R&M’s sole opinion, in R&M’s non-compliance with federal, state, or local law or regulatory requirements. Customer will provide daily run-down samples of delivered Products in a manner so as to ensure compliance with the specifications set forth on Attachment B.

h                 Subject to the provisions of Section 6(c) hereof, Customer shall be responsible for any damages, costs and expenses incurred by R&M at the Terminal resulting from any Products received at the Terminal for Customer’s account that are contaminated or non-conforming (as determined in accordance with Attachment B). Customer shall be responsible for any such contamination or non-conformance when, and only when, R&M gives Customer notice of same within thirty (30) days of R&M’s discovery of such contamination or non-conformance.

i                     Subject to the provisions of Sections 5 and 6(c) hereof, R&M shall be responsible for any direct damages resulting from the contamination or non-conformance of Customer’s Product (as determined in accordance with Attachment B) when, and only when, (1) such contamination or non-conformance is caused by R&M or another of R&M’s Terminal customers and (2) Customer gives R&M notice of same within thirty (30) days of Customer’s discovery of such contamination or non-conformance. “Direct damages” shall include only the cost and expenses of replacement Product and the costs of disposal incurred by the Customer for the contaminated Products, net of salvage value.

j                    Customer shall comply with, and shall cause its carriers to comply with, the provisions of the Facility Access Agreement, the form of which is attached hereto Attachment G.

k                 R&M SHALL NOT BE RESPONSIBLE FOR ANY DAMAGES RESULTING FROM AN ACCIDENT OCCURRING IN ANY FEDERALLY MAINTAINED WATERWAY. R&M SHALL HAVE NO DUTY TO SCAN OR SURVEY FEDERALLY MAINTAINED WATERWAYS OR ANY CHANNEL EXTENDING FROM THE FEDERALLY MAINTAINED WATERWAY TO ANY BERTH AT THE FACILITIES FOR THE PURPOSE OF ATTEMPTING TO LOCATE SUBMERGED OBJECTS THAT COULD POTENTIALLY INTERFERE WITH NAVIGATION.

3.               TITLE AND CUSTODY

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

a                 Title to Products delivered to the Terminal pursuant to this Agreement shall remain always with PES or not more than one designee of PES, subject only to any lien(s) described in Section 3(c). Risk of loss of any such Products shall remain always with PES or its designee(s); provided, however, that nothing in this Section 3 shall be deemed to bar recovery of amounts owed pursuant to this Agreement (including under an indemnity or as a result of R&M’s breach hereof).

b                 Custody of Products received from Customer at the Terminal shall pass to R&M at the time such Products enter the Terminal’s inlet flange located at the Terminal’s pipeline, truck or dock manifold, and shall remain with R&M until such time custody is transferred either:

(i)                          At the point of delivery into Customer’s nominated vessel;

(ii)                       To any of the pipelines specified in Attachment A; or

(iii)                    At the point of delivery into Customer’s trucks at the Loading Rack.

c                  In no event shall R&M have a lien or security interest on PES’s or its designees’ Products stored or handled at the Terminal unless PES has failed to pay R&M any fees for services (and not any other payments which may become due) described in this Agreement, including any appendix, which are not disputed in good faith and such failure to pay has continued without being remedied for a period of thirty (30) days following receipt by PES of a written notice of such non-payment issued by R&M.

d                 R&M acknowledges and agrees that title to Products delivered to the Terminal pursuant to this Agreement may be held by Persons other than PES (although not more than one Person at any one time). R&M acknowledges and agrees that PES intends to enter into one or more intermediation agreements with third parties that will utilize the services provided, and have title to some or all of the Products handled, by R&M hereunder. In consideration of PES’s execution of this Agreement with R&M, R&M hereby agrees that at the request of PES, it shall execute and deliver to any such intermediator, a Consent Agreement in the form of Attachment F. Such Persons other than PES that hold title to Products and such third parties who have entered into intermediation agreements with PES, together, shall be referred to herein as “Other Parties.”

e                  R&M shall enjoy all of the rights and remedies under this Agreement against PES as if PES were the owner of such Products. As provided in the Consent Agreement, SPMT will comply with lawful directions or instructions of Other Parties. PES acknowledges that in the event that SPMT receives conflicting directions or instructions from PES and Other Parties, PES acknowledges that SPMT will follow the directions or instructions of the Other Parties in accordance with the Consent Agreement.

4.              PRODUCT MEASUREMENT

a                 Measurements of all Products shall be based upon United States gallons of 231 cubic

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

inches, 42 gallons to the barrel, corrected to 60 degrees (F and API), using API 11.2.4 Manual of Petroleum Measurements Manual Chapter 11, Physical Properties Data Section 2, Part 4—Temperature Correction for the Volume of NGL and LPG Tables 23E, 24E. R&M will be responsible for all final inventory measurement and accounting. Customer shall have the right to participate with R&M in any measurement; but, in the absence of such participation, the measurements taken by R&M shall be binding upon both parties absent fraud or manifest error. If Customer requires an independent certified gauging by a mutually acceptable independent gauger, such gauging will be at Customer’s expense. The independent gauger’s report shall be binding on the parties hereto absent fraud or manifest error. Measurements shall follow one or more of the following guidelines:

i)              API “Manual of Petroleum Standards”, chapters 4, 5, 9, 11 and 14.

b                 For all sampling, gravity, and temperature measurements:

i)              API “Manual of Petroleum Standards”, chapters 7, 9, and 14, and ASTM D-1265 and D-6849.

5.                PRODUCT LOSSES/GAINS & LOSS ALLOWANCE

a                 R&M will, on a monthly basis, determine and communicate to Customer the physical inventory of Customer’s Products located at the Terminal and R&M will calculate storage variation at 60 degrees (F and API).

b                 Customer agrees that R&M shall deduct from Customer’s Products moved into and out of storage as minimum normal handling losses (“Loss Allowance”) the amounts set forth in the table below. Such deduction shall be made by R&M monthly.

Transportation Method	Deliveries		Withdrawals
Pipeline	[**]	%	[**]	%
Truck	[**]	%	[**]	%
Vessel	[**]	%	[**]	%

c                  Notwithstanding the foregoing, R&M shall be responsible for any losses of Customer’s Products caused by R&M’s negligence, the negligence of R&M’s other Terminal customers, or its breach of this Agreement. Customer will be responsible for all losses and damage to its Products from any other cause. Absent obvious error, all adjustments provided for in this section shall be made based upon the book inventory as shown on the records of R&M at the time of the shortage or loss. In the event the parties should, during the term hereof, amend, modify, or otherwise alter their respective equipment and facilities at the Terminal or the Philadelphia Refinery, as the case may be, such that the Product measurement processes are amended or modified, the parties shall negotiate in good faith to amend this Section 5 to reflect such process amendments or modifications.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

6.                LIABILITY AND INDEMNITY

a                 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS SPECIFIED OTHERWISE ELSEWHERE IN THE AGREEMENT: R&M SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS PES, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, SUBCONTRACTORS AND AGENTS FROM AND AGAINST ANY LOSS, DAMAGE, CLAIM, SUIT, LIABILITY, FINE, PENALTY, JUDGMENT AND/OR EXPENSE (INCLUDING ATTORNEYS’ FEES AND OTHER COSTS OF LITIGATION) (COLLECTIVELY “LIABILITIES”): (i) ARISING FROM (a) INJURY, DISEASE OR DEATH OF ANY PERSONS, (b) DAMAGE TO OR LOSS OF ANY PROPERTY (INCLUDING PRODUCTS), OR (c) DISCHARGES OR SPILLS OR LEAKS OF PRODUCTS, IN EACH CASE TO THE EXTENT CAUSED BY OR RESULTING FROM THE NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT OF R&M OR ITS EMPLOYEES, AGENTS OR CONTRACTORS, IN CONNECTION WITH R&M’S PERFORMANCE OF THIS AGREEMENT; OR (ii) ARISING OUT OF THE FAILURE OF R&M OR ITS EMPLOYEES, AGENTS OR CONTRACTORS TO COMPLY WITH APPLICABLE LAW.

b                 PES SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS R&M, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, SUBCONTRACTORS AND AGENTS FROM AND AGAINST ANY LIABILITIES: (ii) ARISING FROM (A) INJURY, DISEASE OR DEATH OF ANY PERSONS, (B) DAMAGE TO OR LOSS OF ANY PROPERTY (INCLUDING THE TERMINAL), OR (C) DISCHARGES OR SPILLS OR LEAKS OF PRODUCTS, IN EACH CASE TO THE EXTENT CAUSED BY OR RESULTING FROM THE NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT OF PES OR ITS EMPLOYEES, AGENTS OR CONTRACTORS, IN CONNECTION WITH PES’S PERFORMANCE OF THIS AGREEMENT; OR (ii) ARISING OUT OF THE FAILURE OF PES OR ITS EMPLOYEES, AGENTS OR CONTRACTORS TO COMPLY WITH APPLICABLE LAW.

c                  EXCEPT FOR THE PARTIES’ INDEMNITY OBLIGATIONS TO EACH OTHER WITH RESPECT TO CLAIMS OF THIRD PARTIES, NEITHER PARTY SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES IN TORT, CONTRACT OR OTHERWISE, UNDER OR ON ACCOUNT OF THIS AGREEMENT.

d                 EXCEPT FOR THOSE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND THAT OF FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANY COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE (OR LACK THEREOF) INCONSISTENT HEREWITH, EACH PARTY HEREBY EXPRESSLY

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

e                  THE PROVISIONS OF THIS SECTION 6 SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

7.              INSURANCE

a                 PES shall procure and maintain with reputable insurers with AM Best Company’s rating of not less than “A VII” policies of insurance written on an occurrence basis or on claims made basis (in which event insurance shall be maintained during the term of this Agreement and for a period of two years following expiration or earlier termination of this Agreement), or self-insurance acceptable to R&M, with limits not less than those indicated for the respective items as follows:

i)                 Statutory Workers’ Compensation and Occupational Disease Insurance, including Employer’s Liability Insurance and, if applicable, coverage under the Longshoremen and Harbor Workers’ Compensation Act, the Jones Act or other Maritime Employer’s Liability, complying with laws of each jurisdiction. Employer’s Liability Insurance (and Maritime Employer’s Liability, if applicable) shall be provided with a limit not less than: $2,000,000 each occurrence;

ii)              Commercial Liability Insurance with limits not less than: $10,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate;

iii)           Commercial Automobile Liability Insurance, including Contractual Liability, covering all motor vehicles licensed for highway use with limits not less than: $5,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate.

PES shall provide certificates of insurance acceptable to R&M. All insurance shall (i) provide that coverage shall not be suspended, voided, canceled, non-renewed, reduced in scope or limits except after thirty (30) days’ prior written notice has been given to R&M; and (ii) apply separately to each insured and additional insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer’s liability and provide a waiver of subrogation in waiver of R&M. The Commercial General Liability and Automobile Liability policies shall be endorsed to add, or shall have an existing blanket endorsement so as to add, R&M as an additional insured; provided, however, that R&M shall be named as an additional insured only with respect to any claims arising out of or related to this Agreement and/or PES’s obligations hereunder; and shall provide that the coverage afforded to R&M as an additional insured will be primary to any other coverage available to it, and that no act or omission of R&M shall invalidate the coverage. Any deductible or retention of insurable risks shall be for PES’s account. The insurance requirement set forth herein shall not in any way limit PES’s liability arising out of this Agreement, or otherwise, and shall survive the termination/cancellation of this Agreement.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

b                 R&M shall procure and maintain with reputable insurers with AM Best Company’s rating of not less than “A VII” policies of insurance written on an occurrence basis or on claims made basis (in which event insurance shall be maintained during the term of this Agreement and for a period of two years following expiration or earlier termination of this Agreement), or self-insurance acceptable to PES, with limits not less than those indicated for the respective items as follows:

i)                 Statutory Workers’ Compensation and Occupational Disease Insurance, including Employer’s Liability Insurance and, if applicable, coverage under the Longshoremen and Harbor Workers’ Compensation Act, the Jones Act or other Maritime Employer’s Liability, complying with laws of each jurisdiction. Employer’s Liability Insurance (and Maritime Employer’s Liability, if applicable) shall be provided with a limit not less than: $2,000,000 each occurrence;

ii)              Commercial Liability Insurance with limits not less than: $10,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate;

iii)           Commercial Automobile Liability Insurance, including Contractual Liability, covering all motor vehicles licensed for highway use with limits not less than: $5,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate.

R&M shall provide certificates of insurance acceptable to PES. All insurance shall (i) provide that coverage shall not be suspended, voided, canceled, non-renewed, reduced in scope or limits except after thirty (30) days’ prior written notice has been given to PES; and (ii) apply separately to each insured and additional insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer’s liability and provide a waiver of subrogation in waiver of PES. The Commercial General Liability and Automobile Liability policies shall be endorsed to add, or shall have an existing blanket endorsement so as to add, PES as an additional insured; provided, however, that PES shall be named as an additional insured only with respect to any claims arising out of or related to this Agreement and/or R&M’s obligations hereunder; and shall provide that the coverage afforded to PES as an additional insured will be primary to any other coverage available to it, and that no act or omission of PES shall invalidate the coverage. Any deductible or retention of insurable risks shall be for R&M’s account. The insurance requirement set forth herein shall not in any way limit R&M’s liability arising out of this Agreement, or otherwise, and shall survive the termination/cancellation of this Agreement.

8.               FORCE MAJEURE

a                 The term Force Majeure as used herein shall mean any cause not reasonably within the control of the Party claiming Force Majeure and which by the exercise of reasonable due diligence such Party is unable to prevent or overcome, which might include (under the appropriate circumstances) but shall not be limited to any of the following: acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, terrorist activities, riots, storms, floods, port closures, perils of the sea, hurricanes, tornadoes, washouts, arrests of vessels, the order of any court or local,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

state, or federal governmental agency or authority having jurisdiction while the same is in force and effect, civil disturbances, explosions, breakage, breakdowns or accidents to facilities, machinery, equipment, chemical plant units or lines of pipe or inability to obtain or unavoidable delay in obtaining material, equipment, right of way easements, franchises, or permits.

b                 In the event either Party is rendered unable by an event of Force Majeure, in whole or in part, to perform its obligations under this Agreement (other than the obligation to make payment of amounts accrued hereunder when due), the obligations of such Party, so far as they are affected by such Force Majeure event, shall be suspended during the continuance of any inability so caused, but for no longer. The affected Party shall verbally notify the other Party of the occurrence of a Force Majeure event and the effects thereof as soon as is reasonably practicable, which verbal notice shall be followed up by a written notice confirming same, also as soon as is reasonably practicable. The affected Party shall use all commercially reasonable efforts to remedy the Force Majeure event, except that no Party shall be compelled to resolve any strikes, lockouts, or other industrial disputes other than as it shall determine to be in its best interests. The affected Party shall promptly notify the other Party in writing when the event of Force Majeure has terminated.

c                  If, during the Term of this Agreement, R&M is unable to perform its obligations hereunder due to a Force Majeure event, PES shall be excused from its obligations (including its payment obligations) to the extent relating to R&M’s non-performance. In the event of a casualty affecting the Terminal, R&M may, at its option, rebuild and reconstruct the Terminal; provided, however, that R&M shall use all commercially reasonable efforts to substitute comparable storage facilities on an interim basis pending any such rebuilding or reconstruction. R&M shall provide notice in writing of its intent (or not) to rebuild or reconstruct the Terminal within sixty (60) days of the casualty event. If R&M elects not to so rebuild and reconstruct, or if, despite R&M’s commercially reasonable efforts, it is unable to provide comparable substitute facilities then either Party may terminate this Agreement without further obligation hereunder (other than obligations arising prior to such termination) upon ten (10) days written notice to the other Party.

9.              CUSTOMER’S AUDIT RIGHTS

a                 Customer shall have the right, reasonably exercised, to: (i) observe and verify R&M’s performance of its services hereunder; (ii) have ingress and egress to, from and within the Terminal to the extent required for the purposes of this Agreement; and (iii) review and audit all of R&M’s records related to the performance of this Agreement, and to make copies thereof, at reasonable times and at Customer’s expense. None of the rights described in clauses (i) and (ii) of this Section 9(a) shall be exercised by Customer in any way which will materially interfere with or diminish R&M’s control over, or its operation of, the Terminal and Customer shall be subject to reasonable rules and regulations promulgated by R&M.

b                 Following any audit as provided above, any mutually agreed adjustment charge or credit

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

to Customer will be issued by R&M within thirty (30) days after a copy of the completed audit is furnished to R&M.

c                  Should a Party fail to pay any amounts due hereunder or any amounts are owed upon resolution of such Dispute (as defined below), or be entitled to a refund of amounts paid but determined not to have been owed such Party shall owe the other Party interest on such amounts at the rate of [**] per annum over the prime lending rate publicly announced from time to time by Citibank N.A. of New York, NY on ninety day loans to substantial and responsible commercial borrowers, but not to exceed any applicable interest criteria imposed by law on the unpaid principal balance, from the date payment was due until it is received (or, in the case of amounts paid and determined not to have been owed, from the date paid until refunded). A Party shall reimburse the other Party for all actual costs (including reasonable attorneys’ fees and court costs) incurred by such other Party to collect overdue and unpaid amounts, including late payment charges, whether or not suit is brought.

10.      TAXES

PES shall pay, or cause to be paid, all taxes, import duties, license fees and other governmental charges, if any, levied on the Products received, stored, delivered or otherwise handled by R&M for PES hereunder. PES shall pay, or cause to be paid, all governmental charges imposed on the transfer of Products from water borne carriers. PES shall indemnify and reimburse R&M for all costs or expenses incurred and paid by R&M in association with the foregoing taxes, expenses, fees or costs; provided, however, that PES shall not be responsible for any such taxes, duties, fees or charges based on R&M’s income or earnings.

11.      ALTERNATIVE DISPUTE RESOLUTION

R&M and PES shall endeavor to resolve any dispute, controversy or claim (a “Dispute”) arising from or in connection with this Agreement in a fair and equitable manner. Prior to initiating legal proceedings with respect to any such Dispute, the Parties will seek resolution of disputes through discussions between senior executives of the respective Parties. In addition, R&M and PES may agree to engage in mediation of a Dispute, in which case the cost of the mediator shall be shared equally.

12.      NOTICES

All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or via overnight courier, charges prepaid, or by facsimile to such Party. Notice given by personal delivery, overnight courier or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt in not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

Agreement shall be sent to or made at the addresses set forth below or at such other addresses as such Party may stipulate to the other Parties in the manner provided in this Section 12.

To R&M:                                                                                                                           Sunoco, Inc. (R&M)

1818 Market Street, Suite 1500

Philadelphia, PA 19103

Attn:

Facsimile:

To PES:                                                                                                                                    Philadelphia Energy Solutions LLC

Philadelphia Energy Solutions Refining and Marketing LLC

3144 W. Passyunk Avenue

Philadelphia, PA 19145

Attention: Philip Rinaldi

Fax: (866) 456-1587

and to:                                                                                                                                         Carlyle PES, L.L.C.

520 Madison Avenue, 39th Floor

New York, NY 10022

Attention: Rodney Cohen, David Stonehill and David Albert

Fax: (202) 347-1818

with copies (which shall

not constitute notice) to:                                            Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Michael Swidler and Steven Abramowitz

Fax: (212) 237-0100

13.       ASSIGNABILITY

a                 Neither this Agreement nor any of the rights or obligations hereunder shall be assigned without the prior written consent of PES (in the case of any assignment by R&M) or R&M (in the case of any assignment by PES); provided, however, that: (i) either PES or R&M may make such an assignment to any of its Affiliates so long as the assignor remains liable hereunder; (ii) either PES or R&M may make a collateral assignment of this Agreement in connection with any financing by such Party; (iii) PES may make such an assignment to any Person to which PES has sold the Philadelphia Refinery if such Person (A) is reasonably capable of performing PES’s obligations under this Agreement, which determination shall be made by PES in its reasonable judgment, and (B) has agreed in writing with R&M to assume the obligations of PES hereunder; (iv) PES may make such an assignment (in whole or in part or through a mechanism other than an assignment) to any Person acting as an intermediator of all or any portion of the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12

Product(s) to be delivered, stored, handled and redelivered hereunder and (v) R&M may make such an assignment to Sunoco Logistics Partners LP or any subsidiary thereof. Any attempt to make an assignment otherwise than as permitted by the foregoing shall be null and void. The Parties hereto agree to require their respective successors, if any, to expressly assume, in a form of agreement acceptable to the other Parties, their obligations under this Agreement.

b                 In the event R&M sells the Terminal or any portion thereof, it shall be obligated to assign this Agreement, and to have the purchaser assume R&M’s obligations hereunder, pursuant to an assignment and assumption agreement in form and substance acceptable to PES. For purposes of this Agreement: (a) “Affiliate” means, as to the Person specified, any Person Controlling, Controlled by, or under common Control with such specified Person; provided, however, that no Person shall be deemed an Affiliate of any Person solely by reason of the exercise or existence of rights, interests or remedies under this Agreement; (b) “Control” (including correlative terms such as “controlled by” and “controlling”) means, as used with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and (c) “Person” means an individual, corporation, limited liability company, partnership, joint venture, business trust, unincorporated organization, association, government agency or political subdivision thereof or other entity..

14.       COMPLIANCE WITH LAW; NEW REGULATIONS OR CHANGES THERETO

a                 The parties hereto, and their customers, carriers and contractors, shall each be separately and solely responsible for compliance with all laws, rules, regulations, and ordinances specifically applicable to such party or person, and such party’s or person’s products, facilities and equipment.

b                 In the event that any applicable existing laws, codes or regulations are amended or new laws, codes or regulations are enacted or promulgated after the Effective Date that require a capital investment in facilities required to provide service to PES hereunder (a “Change in Law”), R&M shall act reasonably and in good faith to secure a waiver from, exception to, or extension of the time to comply with such Change in Law for the remaining Term of this Agreement. If, despite such efforts, R&M would incur incremental, out-of-pocket capital costs to comply with the Change in Law and satisfy its obligations to PES under this Agreement, R&M may, by written notice to PES, request to negotiate an adjustment in the throughput fee or other fees and charges paid hereunder to cover PES’s share (taking into consideration PES’s portion of the total throughput utilizing the affected facilities) of the reasonable, incremental, costs R&M would incur to comply with the Change in Law.

c                  If R&M requests to negotiate an adjustment in fees and charges pursuant to Section 14(b): (a) R&M shall provide PES with access to relevant information and documentation regarding such proposed adjustment, including the nature and cost of the contemplated improvements, R&M’s reasoning as to the means of complying with the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13

Change in Law if alternatives exist and the manner in which PES’s share of such costs are determined; and (b) the Parties shall be obligated to negotiate in good faith to agree to an adjustment as described in Section 14(b).

d                 If, despite good faith negotiations, the Parties are unable to agree to an adjustment pursuant to Section 14(b) in sufficient time for R&M to take such action as shall be necessary to comply with the Change in Law, R&M may terminate this Agreement without liability other than liabilities arising prior to such termination. In that event, the Parties shall reasonably cooperate to reach agreement on a schedule for terminating service hereunder.

15.       FIXTURES AND EQUIPMENT

a                 All fixtures, equipment and appurtenances attached to the Caverns, pipelines and other facilities of the Terminal by either party shall be and remain the property of R&M. No such items may be installed or removed by Customer without the prior written permission of R&M.

b                 Notwithstanding anything to the contrary contained herein, the Terminal and all equipment and fixtures located at the Terminal are the sole and exclusive property of R&M and nothing herein shall be deemed to confer upon Customer any interests in the aforesaid properties or the right to use, operate, control or direct the operation, or otherwise exercise any dominion or control over such properties.

16.        DEFAULT AND REMEDIES

a                 A Party shall be in default under this Agreement if: (a) it fails to perform a material obligation; (b) such failure continues for a period of thirty (30) days after notice thereof or, if such failure cannot reasonably be cured within such thirty (30) day period, such longer period (not to exceed one hundred twenty (120) days) so long as such Party is diligently and continuously engaged in curing such failure.

b                 In the event a Party is in default of this Agreement pursuant to Section 16(a), the non-defaulting Party may terminate this Agreement upon notice to the defaulting Party.

c                  Not later than the time of termination of this Agreement, or if a period of notice of termination is not provided, immediately thereafter, Customer shall, at its own expense, remove its Products from the Terminal. If Customer is unable to so remove the Products, they may be disposed of by R&M in its sole but reasonable discretion at fair market value, in which case R&M shall promptly provide to Customer the proceeds of such sale minus R&M’s reasonable expenses incurred in connection with such disposition (including direct internal costs and reasonable overhead, as well as storage costs), which shall be retained by R&M.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14

17.         MAINTENANCE ACTIVITIES

R&M shall conduct maintenance at the Terminal in such a manner as to avoid or reasonably minimize any disruptions in service to PES. R&M shall provide PES with as much advance notice as may be reasonably practicable of any maintenance that will affect PES’s operations.

18.        SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES

This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise permitted herein, nothing in this Agreement shall be construed as conferring upon any Person other than the Parties and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement.

19.        ENTIRETY OF AGREEMENT - NO MODIFICATION

This instrument contains the entire Agreement between the Parties hereto regarding the subject matter hereof, and no prior promises, agreements, or warranties written or verbal shall be of any force or effect unless embodied herein. No modification of this Agreement shall be of any force or effect unless reduced to writing and signed by both Parties. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the Party against whom the waiver is sought to be enforced. No failure or delay in exercising any right hereunder, and no course of conduct, shall operate as a waiver of any provision of this Agreement. No single or partial exercise of a right hereunder shall preclude further or complete exercise of that right or any other right hereunder.

20.        ATTACHMENTS

Attachments referenced herein constitute a part of this Agreement and are incorporated herein and made a part hereof for all purposes.

21.        GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any choice or conflicts of laws thereof.

22.        CONFIDENTIALITY

The Parties hereto acknowledge that each (a “Receiving Party”) may obtain confidential information or proprietary information (“Confidential Information”) from the other Party (a “Disclosing Party”) including information referring to Products or the business plans or operations of the Parties; provided, however, that Confidential Information shall not include any information that: (a) is or becomes generally available to the public other than as a result of a breach of this Agreement by the Receiving Party; (ii) is or becomes available from a source other than the Disclosing Party; or (iii) is or was independently developed by employees, representatives or advisors of the Receiving Party without use of, or reference to, any Confidential Information. The Parties shall at all times keep confidential and not disclose to any third party any Confidential Information for any purpose other than in

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15

connection with performance pursuant to this Agreement. In the event that a Receiving Party is requested or required pursuant to law, including pursuant to written or oral question or request for information or documents in any legal proceeding, by interrogatory, subpoena or similar process, to disclose any Confidential Information, the Receiving Party shall, to the maximum extent reasonably permissible by law, notify the Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 22. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party determines in good faith that it is required by law to disclose any Confidential Information, the Receiving Party may disclose the Confidential Information to the extent required to comply with law. With respect to any disclosure of Confidential Information, the obligations of a Receiving Party set forth in this Section 22 shall survive for a period of three (3) years following such disclosure.

23.        SEVERABILITY

If any provision of this Agreement is held illegal, invalid or otherwise unenforceable, such illegality, invalidity or unenforceability will not affect any other provision hereof. In such circumstances, the Agreement shall be deemed modified to the extent necessary to render enforceable to the maximum extent feasible the provisions hereof.

24.        INDEPENDENT CONTRACTORS

Notwithstanding anything to the contrary, neither this Agreement nor the performance hereof shall be deemed to create a partnership, joint venture, association or other co-operative entity among the Parties or authorize any Party to represent or contract on behalf of the other Party. R&M, in performing the services under this Agreement, is acting solely as an independent contractor and is not as an agent of PES. The provision of services under this Agreement shall be under the sole supervision, control and direction of R&M and not PES.

25.        COUNTERPARTS

This Agreement may be executed in counterparts which, when signed by each of the Parties, shall constitute one and the same instrument. Photocopies, facsimiles and other reproductions of the originally signed Agreement shall be deemed to be original counterparts to this Agreement.

26.        INTERPRETATIONS

a                 The section headings used in this Agreement and any exhibits and schedules hereto are for convenience only and shall not limit or change the subject matter of this Agreement.

b                 The words “including,” “include,” “includes” and all variations thereof shall mean “including without limitation” and “shall” and “will” have equal force and effect.

c                  The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part of this Agreement.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16

d                 The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

e                  As used in this Agreement, capitalized terms shall have the meanings ascribed to them herein.

[Signature Page to Follow]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

SUNOCO, INC. (R&M)

By:	/s/ Michael J. Hennigan
Name:
Title:

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:	/s/ James T. Rens
Name:	James T. Rens
Title:	CFO

Signature Page to the Terminal Services Agreement

(Marcus Hook)

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT A

Terminal:	MARCUS HOOK TERMINAL OWNED BY R&M
Consisting of:

1)                                     Storage of 348,000 barrels for one grade of butane, 215,000 barrels for a second grade of butane, and 212,000 barrels for a third grade of butane with a total storage capacity of approximately 775,000 barrels; provided that any two grades referenced can be the same grade. Notwithstanding anything to the contrary in this Agreement, R&M may substitute similar suitable storage capacity for R&M’s convenience, whether inside or outside the Terminal, provided that Customer shall bear no additional costs for such substitution. As of the date of this Agreement, there is butane stored on behalf of Customer in Cavern #5 (the “Legacy Butane”). In addition to the 775,000 barrel storage capacity, until November 30, 2012, Customer shall have use of Cavern #5 to store (but not add additional butane to) the Legacy Butane. Customer shall arrange for the Legacy Butane to be removed not later than November 30, 2012 and, until the Legacy Butane has been fully removed, shall not cause to be delivered out of the Terminal any butane other than the Legacy Butane.

2) Truck loading rack

3) Dock No. 3A (Maximum Dock Capability — 850’ LOA; Max Tonnage (Fully Loaded) Dead Weight (Maximum Displacement) — 80,000 metric tons)

4) The 4”/6” Interrefinery “4N” Pipeline connection

Products:	BUTANES

Storage Fees:

Although all other fees provided under this Agreement shall begin on the Effective Date, there shall be no fixed throughput fees charged during the first three Contract Years. Thereafter, in addition to the other fees provided under this Agreement, Customer will pay R&M a fixed annual throughput fee of $0.25 per gallon, for 775,000 barrels of Products received at the Terminal each Contract Year (regardless of whether 775,000 barrels are actually received at the Terminal during such Contract Year). Notwithstanding the fact that there is no fixed annual throughput fee payable during the first three Contract Years, the $0.25 per gallon fee shall be subject to escalation as described below beginning at the end of the first Contract Year. This fixed annual fee will be paid monthly on a prorated basis.

Beginning on the Effective Date, Customer will pay an excess volume fees of $[**] per gallon for receipts in excess of 775,000 barrels of Products received at the Terminal during any Contract Year.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If Customer shall default in making any payments required by this Agreement and such default shall not be cured within five (5) business days after R&M delivers Customer a notice of default, then R&M may require Customer to (a) make payments on a more frequent basis than provided in this Agreement, (b) provide prepayment prior to the first business day of each month of an amount of money expected to be required to be paid by Customer under this Agreement during such month under this Agreement or (c) take such other action as is reasonable and consistent with R&M’s internal credit policies in effect on the date of this Agreement and mutually agreeable to Customer; provided, however, that Customer may, at its sole option, but shall not be required to, provide a letter of credit, payment bond or other similar instrument from a bank reasonably acceptable to R&M, with terms reasonably acceptable to R&M, and in an amount reasonably acceptable to R&M. Failure by Customer to comply with this paragraph shall constitute a material breach of this Agreement entitling R&M to cancel or suspend its obligations under this Agreement (in whole or in part at R&M’s discretion) or terminate this Agreement. The exercise by R&M of any right reserved under this paragraph shall be without prejudice to any claim for damages or any other right under this Agreement or applicable law. For avoidance of doubt, the parties acknowledge and agree that timely payment hereunder shall include the exercise of any applicable right of set-off.

Truck Rack Loading/ Unloading Fee:

Customer will pay R&M a fee of $[**] per gallon for all volumes received by truck or delivered into truck via the loading rack. Should Customer desire to load or unload more than five trucks per day, such additional trucks must be nominated by Customer and approved by R&M in advance in its discretion.

Dock Loading/Unloading Fee:

Customer will pay R&M a fee of $[**] per gallon for all volumes received across the dock or delivered across the dock. Customer shall be limited to a total of five marine vessels per month. Each vessel shall spend no more than a period equal to the available pump rate multiplied by the volume being loaded or unloaded plus 2 hours at the dock.

Except as provided in this Agreement, PES shall not be subject to any charges or fees, including for mooring and unmooring of ships, independent inspection, laboratory testing, demurrage or extraordinary matters unless such fees are set forth and applicable pursuant to: (a) the then current Operations Manual; or (b) the Fee Schedule — Letter to Agents (the “Fee Schedule”), a copy of which is attached hereto as Attachment D. R&M shall have the right to amend the Fee Schedule from time to time, but no more frequently than once each year; provided, however, that: (a) any change to the fees must (i) be based on changes in

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

R&M’s out-of-pocket costs to provide the relevant services at the Terminal, which shall be passed through to PES with a commercially reasonable mark-up consistent with past practice, and (ii) apply equally to all Persons utilizing the Terminal; and (b) R&M shall provide PES with reasonable advance notice of the effective date of any amendment to the Fee Schedule. In addition to these fees, there is a booming fee of $[**] per vessel payable by Customer which is not reflected in the letter. This fee will be charged for any vessel where booming is required by law.

Escalation:

Beginning on the end of the first Contract Year and continuing on each subsequent anniversary of such date during the term of this Agreement, all of the fees hereunder will be subject to adjustment to reflect changes in the most recently published U.S. Bureau of Labor Statistics Consumer Price Index for All Urban Consumers (CPI) for the 365-Day period immediately preceding such anniversary. Notwithstanding the foregoing, the fees will never be adjusted downward. The following is an illustrative example of the foregoing provisions:

Example: If, on September 1, 2013, the most recent 12-month period for which CPI data is available is from August 1, 2012 through July 31, 2013 and the CPI increased by 1.0% during such 12-month period, all of the applicable fees will increase by 1.0% beginning September 1, 2013

Invoicing Procedure:	R&M will invoice the Customer monthly for the preceding calendar month activity.

Payment Terms:	Customer will pay R&M within 10 days of invoice date.

Normal Business Hours:	24 hours/day, 7 days/week

Method of Receipts and Deliveries:	Receipts: Deliveries:	Pipeline/ Truck Rack/ Dock Pipeline/ Truck Rack/ Dock

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

ATTACHMENT B

SPECIFICATIONS

Mixed Butane Specifications:

	min	max
ethane and lighter		0.15%
propane		2%
normal butane	35%
isobutane		30%
pentanes and heavier		65%
olefins		35%
sulfur		40 ppm
copper strip 1 hr@100 F		1
aromatics		2%
benzene		0.20%
fluorides		report only
free water		no free water
hydrogen sulfide		1 ppm

Purity Normal Butane Specifications:

	min	max
ethane and lighter		0%
propane		1%
normal butane	88%
isobutane		5%
pentanes and heavier		10%
olefins		4%
sulfur		30 ppm
copper strip 1 hr@100 F		1
aromatics		2%
benzene		0.03%
fluorides		report only
free water		no free water
hydrogen sulfide		1 ppm

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

Isobutane Specifications:

	min	max
ethane and lighter		0.25%
propane		3%
normal butane		10%
isobutene	90%
pentanes and heavier		2%
olefins		1%
sulfur		30 ppm
copper strip 1 hr@100 F		1
aromatics		2%
benzene		0.03%
fluorides		report only
free water		no free water
hydrogen sulfide		1 ppm

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

ATTACHMENT C

SPECIAL MOVEMENT REQUEST FORM

[SEE ATTACHED]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

Special Movement Request - Follow Up Questionnaire

The form below should be submitted by shipper when requesting to move/store new product outside of the normal base parameters (identified in section 2(g) of the contract). This form will be used to document the discussion held with the various SPL departments whenever a request is received from a shipper to make a movement that is outside the normal parameters of our operations. An approval or denial of the request will be documented on this form. SHIPPER SHOULD FILL OUT THE YELLOW HIGHLIGHTED PORTIONS AND SUBMIT THE NECESSARY BACK UP DOCUMENTATION FOR REVIEW.

Requesting Party:

Date of Req:

Date of Meeting/ Teleconference to Discuss:		/ /	Time:

General Description of the Request- Who / What / Where / When of Request:

SPL Pipeline System(s) Involved:

Product / Crude / LPG / Other Material:

Destination of Product / Crude / LPG / Other:

Volume of Product / Crude / LPG / Other:

Proposed Date of Movement:		Delivery:

Management / Supervision Attending:	Y/N		Name

Region	YES

Oper. Engineering	YES

Business Development	NO

Quality	YES

Corrosion	NO

Documents Required for Review: (But not limited to)		Y/N	Attached	Comments:
Crude Review Summary:		YES
Assay:		YES
Other Relevant Data:		YES

FOR USE BY SUNOCO LOGISTICS BELOW:

List of Operational / Administrative / Other Issues

1.
2.
3.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

4.
5.
	Y/N	Comments

Is an MOC Required?	YES

Change in Operations Manual(s) required?	YES

Special valve alignments required in the field?	NO

Change in set points (SCADA / Field Devices)?	NO

Special / unique safety or health issues?	NO

Special / unique quality issues?	NO

Are there special handling requirements?	YES

Are programming / PLC changes required?	NO

Outstanding Questions and/or Issues		Responsible Party
1.
2.
3.
4.
5.

Comments:

Operations Engineering	Approved / Denied

Signature:	Date / /

Printed Name:	Approved ☐ Denied ☐

Regional Operations and Maintenance

Signature:	Date / /

Printed Name:	Approved ☐ Denied ☐

Product Quality

Signature:	Date / /

Printed Name:	Approved ☐ Denied ☐

Other

Signature:	Date / /

Printed Name:	Approved ☐ Denied ☐

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

ATTACHMENT D

Fee Schedule — Letter to Agents

[SEE ATTACHED]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

May 1, 2012

RE:                           Updated Dock Fees for Line Handling, Connection, Lay Berth, and Misc Services

To Whom It May Concern:

In an effort to stay current with the escalation of costs, the following rates will be effective June 1, 2012 and will apply to all locations covered by the agreement to which this letter is attached:

As of June 1, 2012, dock fees will be invoiced as follows:

Barges (<50MBBLs)	$	[**]
Barges (>=50MMBLs)	$	[**]
Ships	$	[**]
VLCCs	$	[**]

The following additional fees will apply as required (billed on a per vessel basis):

Chemical Barges (<50BBBLs)	$	[**]
Chemical Ships and Barges (>=50BBLs)	$	[**]
High H2S Crude Vessels	$	[**]
Delay Charges (2 hrs delayed discharge completion)	$	[**]
Delay Charges (4 hrs delayed secure / release)	$	[**]

Lay berth and alongside bunkering fees will remain unchanged as follows:

0-4 Hours (Minimum Fee)	$	[**]
4-12 Hours	$	[**]
12-24 Hours	$	[**]
Bunkering alongside at dock	$	[**]

Potable Water (to the extent available) will remain unchanged as follows:

Per Ton	$	[**]
Minimum Charge	$	[**]

Our Operations Team look forward to safe and successful operations with your continuing cooperation at our dock facilities.

Sincerely,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

ATTACHMENT E

Operations Manual

[SEE ATTACHED]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

SUNOCO, INC. R&M

Sunoco Marcus Hook Facility

Marine Terminal Guide

8/17/2012

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PREFACE		4
COMMUNICATION		6
1.	GENERAL INFORMATION	8
	A. LOCATION	8
	B. TIME BELT	8
	C. TIDES & CURRENTS	8
	D. WINDS	8
	E. VISIBILITY	8
	F. WEATHER	8
	G. NAVIGATION	9
	H. CHARTS & PUBLICATIONS	9
2.	TERMINAL SECURITY	10
3.	PORT SUPPORT SERVICES	12
	A. PILOTAGE	12
	B. MEDICAL FACILITIES	13
	C. BOARDING VESSEL	13
	D. LUBRICATING OILS	13
	E. PROVISIONS & STORES	14
	F. REPAIRS	14
	G. BUNKERS	14
	H. ANCHORAGE	14
	I. LAUNCH SERVICES	15
	J. MOORING LINES	15
	K. LOADING ARMS, HOSES AND GANGWAY SERVICES	15
	L. VESSEL INSPECTIONS	16
	M. LAY BERTHS	16
	N. WASTE DISPOSAL SERVICES	16
	O. GARBAGE DISPOSAL	17
	SUNOCO MARCUS HOOK FACILITY	18
	NOMINATING PROCEDURE AND VESSEL SCHEDULING	18
	A. NOMINATING PROCEDURE — SHIPS	18
	DOCK WINDOW	18
	CARGO QUALITY AND QUANTITY	19
	VESSEL VETTING	20
	B. SHIP ARRIVAL	21
	C. NOMINATING PROCEDURE — BARGES: LOADING OR DISCHARGING	21
	D. DOCK COMMUNICATIONS	22
5.	DELIVERY PROVISIONS	23
	A. GENERAL	23
	B. LAY TIME	24
	C. FREE TIME	25
	D. BARGE LAY TIME AND FREE TIME (MOORING AND UNMOORING)	27
6.	CARGO DOCKS	27
	A. DOCKS	27
	I. DOCK 2A	27
	II. DOCK 3A	28
	III. DOCK 3B	28
	IV. DOCK 3C	29
	B. CARGO TRANSFER	29
	C. SHORE STOPS	30
	D. UNLOADING RATES	30
	E. MAXIMUM TEMPERATURES & PRESSURE LIMITS	31
	F. LINE PRESS PROCEDURE	31
	G. LOADING — STANDBY & NORMAL SHUTDOWN	31
	H. EMERGENCY LOADING SHUTDOWN	31
	I. ANCHORS	32
	J. GANGWAY	32

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	K. SHIP MOVEMENT	32
7.	SAFETY & ENVIRONMENT	33
	A. PRINCIPLES	33
	B. SAFETY REGULATIONS	33
	C. ENVIRONMENTAL COMPLIANCE	37
8.	CURRENT FEE SCHEDULE	40
	A. CRUDE OIL WASHING	40
	B. RADIOS	41
	APPENDIX I - Dock Restrictions - MH	41
	APPENDIX II - LOADING ARM/HOSE CONNECTIONS	43
	APPENDIX III —DOCK DRAWING	44
	APPENDIX IV - VESSEL NOMINATION FORM	45
	APPENDIX V - BARGE NOMINATION FORM	46
	APPENDIX VI - BLOWBACK PROCEDURE	47
	APPENDIX VII — SEVERE WEATHER	49

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PREFACE

This Port Manual (the “Manual”) provides information to Owners, Charters, Ships’ Masters, Barge Tankerman, Operators and Agents of vessels loading and/or unloading at the Sunoco Marcus Hook Facility in Marcus Hook Pa. owned and operated by Sunoco Refining and Marketing (R&M). It describes the conditions on use of the Facility, services provided by Sunoco at the Facility, services located at the Facility, and regulations of Sunoco to which all users of the Facility are subject. The material in this Manual supplements, but does not supersede, any information provided by, or any law or regulations enacted by, state, federal, or other governmental agencies.

It is the policy of Sunoco R&M that in the conduct of its activities it will strive to protect and promote the health and safety of its employees, customers, contractors, visitors, and others who may be affected by these activities, and to limit adverse affects on the physical environment in which its activities are carried out. It is essential that anyone coming through the facility to the docks follow the safety procedures as specified in Section 7 - B. Safety Regulations.

The information supplied in this Manual is furnished from available records which are believed to be accurate. Sunoco, however, makes no representations or warranties regarding the accuracy of this information, and disclaims any liability or responsibility for damage or injury that may arise from use of this information. Sunoco strongly recommends that any information contained herein involving vessel operations be independently confirmed.

Every vessel calling at the Facility will be liable for all cleanup charges relating to spills that occur as a result of such vessel’s operations, the negligence of its owner, crew or operator, or equipment failure. All damage caused to the Facility docks or other facilities due to the failure of a ship to control its speed or approach in accordance with this Port Manual will be the responsibility of the owner and operator of such ship, including damages resulting from an accident occurring in a federally maintained waterway. Such damages shall include, but shall not be limited to, fringe benefits and overhead, and any loss of revenue due to disruptions in operations. In addition, the Facility Operator has no duty to scan or survey federally maintained waterways for the purpose of attempting to locate submerged objects that could potentially interfere with navigation. The Facility Operator also has no duty to scan or survey for submerged objects in any approach (channel) extending from the federally maintained waterway to the berth. The quarterly soundings do include the approaches to the dock berths in addition to the berths. If submerged objects are suspected per the soundings then as a proactive approach the surveyor will perform a side scan of the area if directed by the Marine Dept. rep.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Most importantly, this Manual covers the Sunoco regulations that all vessels must follow, along with applicable governmental requirements, to avoid accidents and prevent oil spills. Nothing in this manual should be interpreted to relieve the Ship’s Master, Barge Tankerman, Barge Captain or the designated Person in Charge of their responsibilities to operate their vessel in a safe and seaworthy manner. Vessels are required to comply with all applicable laws and regulations including the Port and Tanker Safety Act of 1978, OPA-90 and Industry accepted standards. Every regulation in this manual applies to ships and tugs and barges unless otherwise noted. The term “vessel” is used for both ships and tugs and barges. Vessels which do not comply with all the requirements of this manual may not be permitted to dock or may be required to immediately cease operations, disconnect and leave the berth.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

COMMUNICATION

Marcus Hook Facility

Sunoco Refining and Marketing

Official Address:	Sunoco Marcus Hook Facility
100 Green Street
Marcus Hook Pa. 19061

Requests for Port Information

Should be addressed to:	Sunoco Refining and Marketing
100 Green Street
Marcus Hook, Pa.19061
Attn: Marine Scheduler

Main Telephone Number: (610-859-1300)

Contact numbers for Marine Scheduling and/or inquiries:

Week days (08:00-16:30)

Marine Scheduler: office (610) 833-3909

Night/Weekends (16:30 -07:30)

Dock Person In Charge: Office (610) 859-1949

Shift Superintendent - (610) 859-1445 or (610) 859-1300

Figure - 1: Terminal Contacts

Contact	Office Phone Cell Phone

Dock Office Person In Charge	(610) 859-1949

Shift Superintendent (0-20)	(610) 859-1445 or (610 859-1300

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Facility Operations Supervisor	(610) 859-6244	(610) 731-5589

Headquarters Fusion Center	(610) 859-1300

Facility Main Gate	(610) 859-1810

Deleted the Pipeline Scheduler
(N/A)

Marine Scheduler	(610) 833-3909	(856) 207-7369

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. GENERAL INFORMATION

A.            LOCATION

The Sunoco Marcus Hook Facility is located in Marcus Hook, Delaware County, Pennsylvania on the northern bank of the Delaware River and extends in a southwesterly direction along the river to a point beyond the Pennsylvania State Line into the State of Delaware. The facility is also intersected by Middle Creek, which drains into the Delaware River at a point, southwest of the facility within the State of Delaware. The geographic location of the facility is approximately 39° 48’ North and 75° 25’ West. The Army Corps of Engineers maintains a Delaware Waterway (Channel) depth of 40’ (MLT).

B.            TIME BELT

•      Local time - Eastern Standard Time.

•      All communications to the Facility or to Sunoco R&M personnel should refer to local time.

Note:  From the first Sunday in March to the first Sunday in November, this is modified by use of Daylight Time.

C.            TIDES & CURRENTS

Tidal change and current information is available from Pilots Association. See section 3A.

D.            WINDS

Winds of varying strength may come from any quarter. Prevailing winds, however, are from the west.

E.            VISIBILITY

The visibility in this area of Southeast Pennsylvania is generally fair to excellent, with occasional morning fog in the summer. In winter, morning fogs frequently occur. The winter fogs are generally denser than those of summer.

F.            WEATHER

The local weather includes average temperatures ranging between 31° F. and 85° F. The U.S. Coast Guard radio stations make special weather broadcasts as the situation requires on FM channel 22A.

•                  Inclement Weather - Sunoco reserves the right during inclement weather (i.e. lightning, high winds, etc.), to suspend discharge

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

operations for any vessels until such weather condition clears and Sunoco management, at its sole discretion, has determined that discharge operations may safely resume. See Appendix VII Severe Weather.

•                  Port Closure - In the event the U.S. Coast Guard issues a port closure due to an impending Tropical Storm or Hurricane, all vessels are required to immediately cease discharge operations and vacate docks. In no event will a vessel be allowed to stay at Sunoco docks during a Tropical Storm or Hurricane, including anchorage layberths unless mandated by the U. S. Coast Guard.

•                  If a vessel is mandated by the U. S. Coast Guard to stay at the Sunoco docks during a tropical storm or hurricane, Sunoco requires that the vessel owner or his designee sign a Letter of Indemnity holding Sunoco harmless for any damage to the vessel resulting from the storm. The vessel owner or his designee will also be liable for any damages to the Sunoco dock berth as a result of the storm.

•                  Sunoco will advise all customers when the U.S. Coast Guard has reopened the port and Sunoco is ready to resume operations.

G.            NAVIGATION

The U.S. Coast Guard Captain of the Port must be notified by each vessel’s designated representative at least 48 hours before such vessel arrives at Big Stone Anchorage.

H.           CHARTS & PUBLICATIONS

•      Light List #1 - Atlantic & Gulf Coast.

•      U.S. Coast Pilot #5 (Issued Yearly).

•      United States Coast & Geodetic Survey Charts (Foreign made charts are acceptable):

•      No. 12214 - Cape May Point, Delaware Bay

•      No. 12304 - Murderkill River Entrance, Delaware Bay

•      No. 12311 - Wilmington Marine Terminal, Christina River

•      No. 12312 - Billingsport, Delaware River

•      No. 12313 - Philadelphia Municipal Pier 11, Delaware River

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•      Tide and Current Tables

2. FACILITY SECURITY

Access to the Facility is strictly limited to Sunoco personnel, government officers, and other visitors, contractors and customers with a valid reason for entry who have been pre-approved for Facility access.

The Facility is considered a MTSA facility and federal regulations generally require every person to have a valid TWIC Card in order to have unescorted access to the Facility. Possession of a TWIC itself does not, on its own, guarantee access to the Terminal. All dock berths are Restricted Areas and access to these restricted areas requires Process Safety Management Certification and Facility Site Specific Orientation Training. An individual must also have a valid reason to access the Facility as determined by Facility Security personnel.

No later than twenty four (24) hours prior to a vessel’s arrival, such vessel’s agent shall provide to Facility Security Office, via fax (856)/686-8004 or e-mail to

The Sunoco Operations Supervisor at JJPAPPAJR@Sunocoinc.com or other hard copy, a notice of arrival, which notice shall contain all of the following:

1.              For each U.S. port of arrival, provide the names of the receiving facility, the port or place of destination, the city and the state;

2.              Estimated date and time of the vessel’s arrival at the Facility;

3.              Name of the vessel;

4.              The vessel’s country of registry;

5.              The vessel’s call sign;

6.              The vessel’s IMO international number or official number;

7.              The name of the vessel’s registered owner;

8.              The name of the vessel’s operator;

9.              The name of the vessel’s classification society;

10.       General description of the cargo onboard the vessel;

11.       The name of the port from which the vessel last departed, and the date of such departure;

12.       Name and telephone number of a 24 hour point of contact for each port

13.       Location and position of the vessel at the time the notice of arrival is provided;

14.       A list of crew members onboard the vessel, including the following with respect to each crewmember:

a. Full name

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

b.    Date of birth

c.     Nationality

d.    Passport number or mariners document number

e.     Position or duties on the vessel; and

15.       A list of persons in addition to the crew, including the following:

a.    Full name

b.    Date of birth

c.     Nationality

d.    Passport number

Any changes to this information must be reported as soon as possible, but no less than 24-hours before entering the port of destination.

The vessel owner or his designee (Vessel Agent) needs to present the list of crew members who will be going ashore no less than 24 Hours before the vessel arrival at the Facility.

If the Owner, agent or Master of the vessel requires access for extra personnel other than crew members they must be included in the agent’s list of person as per item 15 of this section. Absent approval of the Facility Security Officer, it is prohibited for any person who has been granted access to the Facility to knowingly escort any other person into the Facility whose access privileges have been suspended, denied or revoked by the Facility.

All Facility rules and regulations concerning safety, security and environmental must be strictly adhered to. All Visitors and contractors must view the SPMT safety orientation video. Persons in violations of these rules and regulations shall be subject to potential loss of access to the Facility. The Facility Security Officer reserves the right to exercise reasonable discretion in determining the necessary actions to ensure Facility security.

Whenever there is a vessel at the facility, an on-site Facility representative will be designated as the Person in Charge (PIC), and will have the security responsibility on behalf of the Facility Security Officer.

In the event the owner, agent or Master requires additional security, prior notification must be given to the Facility Security Officer. All costs associated with such additional security personnel shall be for the account of the requesting party and billed through the requesting party’s local agent. Additional contracted personnel must not hinder, obstruct, nor in any way interfere with the normal function and operation of the Facility.

Notification of the need to obtain photographs should be provided to the security department as far in advance as possible. Anyone requesting to take photographs within the Facility, will need permission to obtain photographs must contact the Headquarters Fusion Center (610) 859-1300 to obtain

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

permission to take photographs of any part of the Facility. All photographs must be reviewed and approved by Facility Security prior to departure from the facility. If Facility Security, in its sole discretion, determines that photographs constitute a breach of security, such images shall be subject to confiscation or, if in digital form, deletion.

3. PORT SUPPORT SERVICES

A vessel calling at the Facility should address all business messages to its local agent. Many services are available in port, provided that arrangements have been made for them ahead of time through the vessel’s agent and properly notified to the Facility when required. All outside services, including but not limited to mooring and unmooring of vessels; loading arm, hose and gangway connection, independent inspection and laboratory testing, will be paid for by the customer.

A. PILOTAGE

Pilots are required by federal and/or state regulations for all travel between Big Stone and through the Delaware River Waterway all the way to the Facility, in both directions.

Pilotage is provided by the Pilots Association Bay & River Delaware and the dispatcher may be contacted at:

Figure - 4: Pilots Contact Information:

PILOTS ASSOCIATION BAY & RIVER DELAWARE

Phone:	215-465-8362

Fax:	215-465-3452

Email: dispatch@delpilots.com

The Pilot will board ship at Big Stone anchorage and pilot ship to the Marcus Hook Facility. Please confirm this information with Pilots as necessary.

The following restrictions are imposed by Pilots:

•                  Maximum fresh water draft: Vessel cannot exceed 40’-0” fresh water draft.

•                  Maximum air draft: for transit to and from the Facility is restricted to 166 feet mean high water by the Delaware Memorial Bridge.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B. MEDICAL FACILITIES

There are no medical facilities at the Sunoco Marcus Hook Facility. The Facility is staffed with a certified EMT on duty on each work shift to administer Emergency First Aid, as well as CPR, & use of a defibrillator. All other types of injuries or sickness and transportation to local hospitals or clinics can be made through the vessel’s agent. Local ambulance services include:

Figure - 5: Emergency Medical Services Contacts:

EMERGENCY MEDICAL SERVICES - Dial 911

Crozer Chester Medical Center                                     (610) 447-2000

C. BOARDING VESSEL

Vessel personnel are not permitted ashore and shore personnel are not permitted aboard for any purpose whatsoever until vessel’s agent has obtained approval from Customs and/or Immigrations, and has notified JJPAPPAJR@Sunocoinc.com of the names of crew members that will be going ashore. The Ships Master will need to contact the Sunoco Facility Person In Charge of the Vessel transfer of the departure of crew members. The Sunoco Facility Person in Charge will contact the Facility Security Personnel to make arrangements to have the crew members picked up at the designated departure point at the berth. No person will be permitted to travel beyond the departure point at any time before or after being transported from or to the Facility. Transportation to and from the facility will be by approved transportation companies only.

There are no internet wireless or public phones at the dock berths at the Sunoco Marcus Hook Facility.

D. LUBRICATING OILS

Lube oil is not provided by the Facility. However, the vessel’s agent can arrange scheduling and delivery in advance by certified contractors. Lube oil loading is allowed by vessel only upon permission from the Facility Operations Supervisor in advance of the lube oil vessel arrival. The transfer of lube oil will be through one continuous hose from vessel to vessel. All lube oil loading operations require 24 hour advanced notification and approval from the Facility Operations Supervisor. No delivery trucks or delivery equipment may be

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

operated within 100’ during an active cargo transfer involving Liquefied Hazardous Gas.

E. PROVISIONS & STORES

Provision and store deliveries are permitted both dock side and waterside if all agencies are included on the gate list at least 24 hours in advance. These deliveries will not be permitted during cargo operations. The customer and/or agent can request the suspension of cargo discharge to accomplish these deliveries as long as such suspension is requested in advance and agreed prior commencing of cargo discharge or during the pre-transfer communication. All such requests can be made to the Marine Scheduler, Facility Operations Supervisor or the Facility PIC during the pre-transfer communication. If a delivery requires the suspension of a cargo discharge, the Facility will not incur any demurrage charges regarding the suspension of cargo transfer operations during the delivery.

Note: No waterside deliveries will be permitted during cargo transfer.

F. REPAIRS

There are no facilities available at the Facility for repairs. No repairs, hot work, or maintenance work are allowed to be performed while the vessel is at the dock. Radar and electronic repairs are permitted at the dock with the approval of the Facility Operations Supervisor and Facility Security Officer. Technicians required to complete these repairs are granted dockside access to the vessel with the approval of the Facility Operations Supervisor.

G. BUNKERS

Bunker fuel and Marine Diesel Oil are currently not available ex-pipe. Bunker barges may be allowed alongside vessels at Sunoco Dock during daylight hours with 24 hours prior approval by the Facility Supervisor. Bunkers from a vessel can be received during transfer operations only if they are received via a segregated system with a separate vessel Person In Charge monitoring the bunker receipt. A fee applies for bunkers, see Section 8 Current Fee Schedule.

H. ANCHORAGE

There is anchorage available at Big Stone and also at other points along the river. There is no Facility anchorage available. USCG has both pre-approval and time restrictions on river anchorage. For more information contact the customer’s agent.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

I. LAUNCH SERVICES

For launch services contact the customer’s agent.

J. MOORING LINES

All mooring lines services for ships are provided by approved Vessel mooring personnel. The Sunoco Dock Facility Person In Charge will call GML two hours prior to vessel arrival. The vessel must notify the Sunoco Dock Facility Person In Charge immediately of any delays. Delay fees will apply per section 8.

Figure - 8: Mooring Line Services Contact Information

General Maintenance and Labor, Inc.

Phone:	856-845-3847
Fax:	856-384-6461
Email:	sales@gmail.com

All lines will be lowered to the dock which will haul them to the proper shore securing points. All bow and stern lines will require a slack ship line to safely release.

For ships arriving at Sunoco Docks, sixteen (16) lines are required for mooring as follows: three (3) forward springs, three (3) aft springs, three (3) forward headlines, two (2) forward breast lines, three (3) stern lines and two (2) quarter stern lines. For barges arriving at Sunoco docks, six (6) lines are required as follows: two (2) from the stern, two (2) from the forward, and two (2) across.

K. LOADING ARMS, HOSES AND GANGWAY SERVICES

Loading arms, hoses and gangway connection and disconnection services are currently provided by mooring personnel , and are directly supervised by the Facility Person In Charge. For any question or concern you may contact the Dock Person-in-Charge of the vessel transfer or the Dock Facility Person In Charge.

Figure - 9: Loading Arms, Hoses and Gangway Services Contact Information

Dock Facility Person In Charge

Phone:	610-859-1949
Fax:	610-859-1144

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

All vessels must be loaded through the vessel’s manifold, not overhead. Vessels on arrival are required to have risers capable of connecting to the following:

See Appendix II Loading Arms /Hoses Connections

A crew to handle mooring lines and to connect and disconnect hoses and loading arms on the ship will be provided by the customer’s agent. Vessels are required to have blanks removed from cargo manifold/lines in order to properly connect two or more loading arms/hoses to the vessel. The risers on board must be at least six (6) feet between centers.

L.        VESSEL INSPECTIONS

Vessel inspections other than government agencies may be permitted while the vessel is alongside the docks with 24 hours prior approval of the Facility Operations Supervisor. Otherwise coordinate with vessel agent to perform inspection at anchorage.

M.    LAY BERTHS

Lay berths at the Facility may be provided to those vessels waiting scheduled loading/discharging berths or for general purpose use; see Section 8 Current Fee Schedule. Arrangements for lay berths can be made with Sunoco’s Marine Scheduler. Lay berths are at no charge if vessel is scheduled there for the convenience of Sunoco.

N. WASTE DISPOSAL SERVICES

Disposal of vessel garbage and oil waste is permitted only by designated certified contractors. Garbage disposal is allowed dockside before or after discharge operations. Any garbage disposed of dockside must be of a size that the vessel’s crew can safely carry down the gangway directly into an approved portable waste container and removed from Facility premises immediately. Garbage is not allowed to be left on the docks for later disposal. The Sunoco Marcus Hook Facility has a certified contractor for garbage disposal. All disposal operations require 24 hour advance notification and approval from the Facility Operations Supervisor.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Figure - 10 Designated & Certified Waste Disposal Contractor

Garbage Disposal

Republic Services of Pa. LLC

Phone:                                    610-485-1805

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUNOCO MARCUS HOOK FACILITY

NOMINATING PROCEDURE AND VESSEL SCHEDULING

The official language at the Facility is English. Therefore, responsible personnel must be aboard at all times who can effectively communicate in English with Facility personnel.

A. NOMINATING PROCEDURE — SHIPS

The ship nomination procedure is a three step process:

1.              Schedule dock window

2.              Cargo quality and quantity

3.              Vessel Vetting

The minimum advance notice prior to the estimated time of arrival that must be submitted to the Facility by Sunoco’s customer shall constitute the ship’s “Nomination” and must be supplied according to the following window schedule shown in Figure 11 below unless otherwise provided by contractual agreement. The Facility will have the sole discretion to determine the amount of nomination it can accept based on operational considerations including, but not limited to, dock availability, cargo type, vessel vetting, etc. Special provisions and arrangements with the dock may be needed during inclement weather events.

DOCK WINDOW

No more than three (3) business days after receipt of the nomination, Sunoco shall either advise customer that the window of each vessel is accepted, or request that customer accept available dates or re-nominate with a different date range. No more than three (3) days after receipt of a request from Sunoco for a different date range, customer shall nominate a vessel within that available date range or reach agreement with Sunoco with respect to another date range.

Date range allowed for arrivals are: Five (5) days at the time of nomination. The vessel, or its agent, when fifteen (15) days from the expected arrival date, shall notify Sunoco and designate a three (3) day date range within the original date range. Within seven (7) days of arrival, the vessel or its agent must narrow the range to a two (2) day window and provide daily updates. Failure to comply with the nomination process could result in loss of right to dock a vessel within the agreed upon date range.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Figure 11 - Window Schedule

Window	Days Prior to Arrival
Prefer three (3) day (Max. 5 day)	30 days
Narrow to three (3) day	15 days
Narrow to (2) day w/daily updates	7 days

Windows are revised as updates are received from Sunoco’s customer or vessel’s respective agent and accepted by Sunoco’s Marine Scheduler.

CARGO QUALITY AND QUANTITY

Customer will provide the cargo name, properties and quantity for review and approval by Sunoco. All cargo types require a cargo assay and/or current load port analysis to be approved by Sunoco for discharge at the Facility. The cargo assay must be current (not more than 3 years old) and representative of the cargo that is to be discharged. A cargo assay must include the following properties:

•                  Gravity - API degree

•                  Viscosity - SUS @ 100 F and SUS @ 60 F

•                  Read Vapor Pressure - psi

•                  Hydrogen Sulfide content - ppm (in liquid and vapor phase)

•                  Sulfur content - percent weight (required on all shipments)

•                  Pour Point - degree F

Sunoco reserves the right to request a cargo assay or load port analysis on previously approved cargo types to determine if cargo properties are within contractual limits. The following cargo types are subject to Sunoco approval and may be require additional discharge conditions:

•                  High viscosity cargoes (as defined in customer terminal agreement) may require a cargo blend plans and/or line flush.

•                  High Pour Point cargoes may require injection of pour point depressant during discharge operations.

•                  High Hydrogen Sulfide cargoes may require injection of hydrogen sulfide depressant during discharge operations.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The customer or agent / designee must supply the final total observed gross volume “TOV” in barrels on board vessel not less than 24 hours prior to vessel transit to Sunoco docks. Sunoco reserves the right to inbound a cargo vessel with a TOV that exceeds the customer’s tank available space after an operational discharge plan has been approved.

VESSEL VETTING

All customers will be required to have all nominated vessels evaluated under the accepted vetting policies and procedures of Sunoco. The Sunoco Marine Scheduler will request vessel vetting information for the customer’s nominated vessel. If the vessel meets the Sunoco approved vetting criteria it will be accepted for loading or discharge at the Sunoco Marcus Hook Facility.

In order to complete the nomination and scheduling process the customer is required to submit the following information:

•                  Requested Date WINDOW - As per chart above

•                  Customer Account:

•                  Shipper

•                  Vessel Name or TBN

•                  Daylight Transit ( Yes/No )

•                  Vessel Lightered To/From

•                  Name of Oil as stated in the Bill of Lading

•                  Quantity (TOV)

•                  Agent Name and Tel.

•                  Owner Name and Tel.

•                  Charter Name and Tel.

•                  Inspector for Customer Name and Tel.

•                  Inspector for Shipper Name and Tel.

•                  Loss Control Representative (Customer / Shipper) Name and Tel.

Sunoco will not be required to receive any cargo at the Facility with properties which would result, in Sunoco’s sole discretion, in Sunoco’s non-compliance with federal, state or local regulatory requirements.

To expedite the nomination process Sunoco requires that all customers use the Vessel Nomination Form as listed in Appendix IV.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.       SHIP ARRIVAL

Notification to Sunoco concerning the projected arrival date of vessels shall be considered as properly given if in writing via email, or faxed to the Marine Scheduler and Operations Supervisor (Monday - Friday), and the Dock Facility Person In Charge (weekends and holidays).

Sunoco Refining and Marketing

Attn: Marine Scheduler                              Fax: 1(866) 902-3420

Email address:              mcwatson@sunocoinc.com

Attn: Operations Supervisor

Email address:                JJPAPPAJR@Sunocoinc.com

Attn. Lead MTW                                                                Fax: 1(856) 251-2868

Vessels respective agents must report to Sunoco seven (7) days, four (4) days, three (3) days, two (2) days, and again one (1) day prior to arrival, stating the expected date and hour of arrival at the Sunoco Marcus Hook Facility.

(610) 833-3909 - Marine Scheduler

or (610) 859-1949 - 24 hrs Dock Facility Person In Charge

Upon arrival at the Sunoco Dock, the Master, or his agent, will tender Sunoco a Notice of Readiness to unload cargo by letter. The Notice of Readiness will be received and accepted once the Facility is ready to receive the cargo.

When the customer’s vessel tenders a Notice of Readiness prior to the commencement of its date range, lay time shall not commence until the vessel has arrived in berth.

If the vessel tenders a Notice of Readiness after the expiration of its date range, Sunoco shall use its reasonable efforts to berth it as promptly as possible, provided, however, that Sunoco may defer the berthing of the vessel if it would interfere with, or cause a delay to, another vessel which is running on schedule.

C.       NOMINATING PROCEDURE : LOADING OR DISCHARGING

All barges discharging or loading at the Facility must be nominated only to the Marine Scheduler in writing, at least seven (7) days prior to arrival and accepted by the Marine Scheduler three (3) days prior to arrival and providing a

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

three (3) day berthing window, such confirmation not to be unreasonably withheld. To expedite the nomination process Sunoco requires that all customers use the Vessel Nomination Form as listed in Appendix V. Marine Vessel Nomination shall include the following information:

1.              Vessel Name

2.              Charterer/Consignee

3.              Charter Party Name

4.              Product

5.              Volume to be loaded

6.              Estimated Date of Arrival

7.              Vessel size (Draft, length, beam)

At the time of departure from previous port, the Marine Scheduler must be notified of the Estimated Time of Arrival (ETA) at the Facility and this ETA shall be updated daily. Sunoco shall not reject a Marine Vessel Nomination if such rejection would reasonably be expected to result in a shipment delay of more than 24 hours, unless such a rejection is based on the nominated Marine Vessel failing to satisfy the vessel specification requirements in the vessel vetting criteria.

The customer will provide an updated vessel ETA three (3) days prior to expected arrival. Within twenty four hours of receipt of the updated ETA, Sunoco will respond with a two (2) day berthing window.

At time of nomination, there must be a projection that there will be sufficient ullage for the cargo in the facility’s shore tanks. If there is not projected ullage in the facility’s shore tanks, an exemption from lay time should be negotiated and committed to in writing prior to the facility agreeing to berth the vessel. If loading at the Sunoco Marcus Hook Facility docks, barge must be vapor tight and provide a valid Vapor Tightness Certification before discharge operations commences.

D.       DOCK COMMUNICATIONS

The Facility docks are equipped with a positive ship-to-facility radio communication system. On arrival, Sunoco will provide radios (walkie-talkies), at least one of which must be with the English-speaking person in charge at all times, and for which a signed receipt is required. Instructions will be provided for the proper use of the radios. Radios must be returned in the same good working condition in which they were received or a charge for replacement in kind will be applied for each radio. A telephone will NOT be available at Sunoco’s Docks or near the gangway for Vessel Personnel.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Figure 12 - Terminal Contacts

MH Dock #2A	610-859-1942
MH Dock 3A	610-859-1948
MH Dock 3B	610-859-1945
MH Dock 3C	610-859-1946
Facility Operations Supervisor	610-859-6244
Facility Dock Person IN Charge	610-859-1949

5. DELIVERY PROVISIONS

A.       GENERAL

It is the intent of both customer and Sunoco to minimize the total in-port time of the delivering vessel as well as to minimize the usage of the Facilities docking facilities by the delivering vessel.

The purpose of this section is to define acceptable norms for in-port vessel time and berth occupancy time in order to provide a means of compensation for the other party when either the vessel or Sunoco exceeds these norms.

The Facility docks are maintained so that vessels having a length overall and beam up to a maximum of the individual capabilities as described in Appendix I — Dock Restrictions are able to proceed thereto, lie thereat, and depart there from safely afloat, provided a channel fresh water depth of 40’ mean low tide. CUSTOMER RECOGNIZES AND AGREES THAT SUNOCO’S RESPONSIBILTIY TO MAINTAIN SAFE BERTH APPLIES EXCLUSIVELY TO THE FACILITY’S BERTHING AREA AND DOES NOT EXTNED TO CHANNELS OR ANCHORAGE AREAS MAINTAINED BY FEDERAL OR OTHER ENTITIES.

The customer shall instruct vessel or vessel’s respective agent to report to Sunoco by email and telephone 7 days, 4 days, 3 days, 2 days, and again 1 day prior to arrival stating the expected date and hour of arrival at Big Stone.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

However, if the vessel loads less than seventy-two (72) hours prior to arrival at Big Stone, customer shall instruct vessel agent to contact the Marine Scheduler by telephone to determine dock availability as aforesaid promptly upon sailing for the facility.

Upon arrival at Big Stone, the Vessel’s Master or Respective Agent will advise Sunoco of the Notice of Readiness to unload cargo by email. The vessel shall be deemed ready to unload within the meaning of this clause whether it arrives during or outside of usual business hours, berth or no berth.

B.       LAY TIME

Lay time shall be allowed to Sunoco for the unloading of the cargo and is herein defined as the greater of (a) 36 hours or (b) 4 hours plus the time resulting from dividing the cargo by 10,000 bph, provided that the vessel maintains 100 psig at Sunoco’s dock manifold. Lay time shall commence when the vessel is All Fast to the dock and shall end upon disconnection of the cargo arms or hoses.

Expectations with respect to Lay time calculations are as follows:

1)        Lay time shall not commence until the vessel is All Fast. Vessels shall be berthed on a first come first serve basis in accordance with section 4.

2)        Any delay in unloading due to the vessel’s condition or breakdown or inability of the vessel to unload cargo within allowed lay time shall not count as used lay time.

3)        Time used for measuring and sampling the vessel’s cargo shall not count as used lay time.

4)        If the vessel’s owner or charterer prohibits unloading or movement of the ship at any time after berthing, the time so lost shall not count as used lay time.

If the vessel is not unloaded within the allowed lay time as defined above due exclusively to non-performance by Sunoco, Sunoco shall pay demurrage in United States Dollars per running hour and pro rata for a part thereof for all time that used lay time exceeds allowed lay time at the rate defined in the governing charter party.

Demurrage shall not be incurred by reason of fires, severe weather, explosions, or by strike, picketing, lockout, stoppage or restraint of labor or other labor difficulties or disturbances or other events that are outside of Sunoco’s control.

If the customer vessel arrives at Big Stone and tenders Notice of Readiness to unload prior to the commencement of the date range as described above, it shall be berthed promptly after those vessels which have tendered Notice of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Readiness to load or unload at the Facility within their date range as describe above.

If the berthing of the customer vessel prior to the commencement of its date range would interfere with, or cause a delay to, another vessel which is running on schedule but which has not tendered Notice of Readiness, Sunoco may defer the berthing of the customer vessel to permit said other vessel to berth. If the other vessel has not arrived at Big Stone and tendered Notice of Readiness before 0001 on the first day of the customer vessel’s date range, the customer’s vessel shall have prior right to berth.

If the customer vessel tenders Notice of Readiness prior to the commencement of its date range, lay time shall not commence until the vessel is All Fast.

If the vessel arrives at Big Stone and tenders Notice of Readiness after the expiration of its date range, Sunoco shall use its reasonable efforts to berth it as promptly as possible provided, however, that Sunoco may defer the berthing of the vessel if it would interfere with, or cause a delay, to another vessel which is within scheduled date range. If berthing of the late customer vessel is delayed by another customer vessel running on schedule, allowed lay time shall not commence until the late customer vessel is all fast alongside the Sunoco Dock. If berthing of the late customer vessel is delayed by something other than a customer vessel running on schedule, allowed lay time shall commence forty-eight (48) hours after tendering the Notice of Readiness or when the late customer vessel is all fast alongside the Sunoco Dock, whichever is earlier.

Flexible connections for unloading shall be furnished by Sunoco. All vessels will be equipped with permanent discharge connections located amidship.

C.       FREE TIME

Free time as used herein shall be defined as the normal minimum time allowed by Sunoco to Customer’s owned or controlled vessels to perform Customer’s functions.

Sunoco and Vessel’s Master shall consult prior to the beginning of discharge to determine the projected unloading. In situations where vessels are awaiting berth, Sunoco shall be entitled to have vessels vacate the berth immediately after completion of free time subject to considerations of the safety of the vessel. Bunkering ex-pipe and ballasting shall take place concurrent with discharge at Sunoco’s discretion, during allowed free time, or at an anchorage. Vacating the berth prior to the completion of allowed free time shall be negotiated by Sunoco and the Vessel’s Master. Such consent shall not be unreasonably withheld by customer.

As allowed free time, vessels shall be allowed the lesser of (a) 36 hours or (b) 4 hours plus the time resulting from dividing the total cargo by an average

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

unloading rate of 5,000 barrels per hour or loading rate of 5,000 barrels per hour contingent on constraints on temperature or pressure. In the event a vessel exceeds the allowed free time that results in the vessel missing the next available outbound window the customer will be assessed a lay berth (dock) fee, see Section 8 Current Fee Schedule. The lay berth (dock) fee period is defined as starting after expiration of free time until the vessel has completed discharge operations and the loading arms are disconnected.

Note: Additional dock time will only be authorized if it will not interfere with, or cause a delay to, another vessel and must be arranged through Sunoco’s Marine Scheduler.

Used free time shall commence when the vessel is All Fast and shall end All Fast when the last line ashore is off.

If unloading is restricted or prevented by lack of ullage, Sunoco shall not be obligated to maintain guaranteed minimum unloading rates and time at the dock shall count as free time regardless of the unloading rate while so restricted.

Exceptions to free time calculations are as follows:

Time lost by reason of fires, explosion or by strike, picketing, labor difficulties or disturbance or breakdown of machinery in or about the Facility, severe weather delaying operations after the vessel is berthed, any action of a government authority or any other condition causing delay beyond the control of Sunoco, shall not count as free time.

If Sunoco restricts unloading at any time to a value less than the maximum pressure represented in Section below, free time as described above shall be extended based on the amount of time that the vessel is restricted by the Facility.

If the vessels nominated by customer are unable to complete unloading within the free time thereby delaying another vessel or vessels through no fault of Sunoco, Sunoco shall have the right to terminate discharging and direct the vessel to vacate the berth provided, however, that an arrangement shall be reached with Sunoco as to re-berthing of the vessel at the Facility dock so as to complete unloading.

If the vessel is delayed at the berth beyond the allowed free time herein provided through no fault of Sunoco and a waiting vessel or vessels are delayed as a result, customer’s obligation hereunder is limited to the demurrage costs Sunoco pays to said vessel or vessels as a result of said vessel’s delay plus $500.00 per hour for each hour the berth is unavailable to the next waiting vessel which is on schedule. The maximum allowable discharge pressure (MAWP) from vessel shall not exceed 100 psig at Sunoco’s Dock Manifolds for

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

vessels using hoses for oil. The MAWP for Vessels using loading arms for oil is 125#psig. The MAWP for LHG vessels loading or discharging Butane is 175#psig. The MAWP for vessels receiving or discharging Propane or Propylene is 225#psig. The cargo shall be pumped out of the vessel at the expense, risk and peril of the vessel until passed to Sunoco’s custody at the vessel’s permanent hose connections.

The vessel shall be free of wharf, dock, or quay dues at the Facility. Contracted services required in connection with mooring and unmooring the vessel (tie up and untie) will be arranged for by customer’s respective agent, however, the charges for said contracted services will be for the account of customer. Customer shall be advised in advance of any unique or extraordinary contracted services.

D.       BARGE LAY TIME AND FREE TIME (MOORING AND UNMOORING)

Barge lay time and free time shall commence when the vessel is all fast. Laytime will end when hoses are disconnected and free time shall end with the last line ashore is off. Time allowed for lay time and free time shall be three (3) hours for hookup and gauging plus the number of hours resulting from dividing the total cargo by 5,000.

The barge’s minimum pumping rate shall be 5,000 barrels per hour against a maximum back pressure at Sunoco’s Dock Manifold of 100 psig.

Barge dock mooring and unmooring shall include connection and disconnection of loading arm and/or hose, which shall be provided by barge personnel in conjunction with contract and Sunoco personnel as specified in Section 3. In the event that barge transfer occurs at a ship dock, customer’s barge representative will arrange mooring and unmooring service. All reasonable and usual charges for said contracted services will be to the account of customer.

6.         CARGO DOCKS

A.       DOCKS

There are four (4) in service docks that accommodate cargo transfers, and three (3) out of service docks. The In Service Docks are Docks 2A, 3A, 3B & 3C Docks. The Out of Service Docks are Docks 1A, 1B, 2C, Docks. Appendix I - Dock Restrictions and Appendix II - Loading Arm/Hoses Connections

IN SERVICE DOCKS

DOCK 2A - Dock 2A is a steel structure with steel H-Pile supports and a concrete deck at the transfer manifold area. The entrance to the 2A Dock

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

transfer area consists of a timber low deck structure with fill dirt on top and sheet piling bulkhead. The transfer area for 2A Dock is a stand alone structure and not connected to the timber low deck structure.

Dock 2A mooring capabilities consists of two 40’ breasting cells (one upriver & one down river) of the transfer manifold area on 120’ centers from the transfer manifold. On the upriver end of the berth there are two mooring posts at 204’ and 270’ from the center manifold. On the down river end of the berth there are 2 mooring dolphins at 110’ and 309’ from center manifold. The fender system for these breasting cells consists of timber with rubber bumpers attached to the structure to absorb shocks from vessels. The maximum Dead Weight Tonnage for vessels at 2A dock is 50,000 DWT. The Maximum Length Overall of vessels at 2A Dock is 750’length overall. The current maximum vessel draft for 2A Dock is 34’@MLW with the channel depth 40’ @MLW. 2A Dock is used for barges and ships and has the capabilities for loading and the discharge of gas oil, crude oil, gasoline components, distillates, kerosene, jet fuel, naphtha, slurry oil and xylene.

Dock 3A - Dock 3A - Dock 3A is a steel structure with steel H-Pile supports and a concrete deck at the transfer manifold area. The entrance roadway to Dock 3A consists of steel H- Piles with concrete decking which is over the water and intersects with the head road extending from the roadway to the head road from 3A/3C Docks to the shore. The roadway to 3A Dock also extends beyond the transfer area to the transfer manifold for 3B Dock which is perpendicular to the roadway.

Dock 3A Mooring capabilities consists of two 40’ breasting cells (one upriver & down river of the transfer manifold area) on 120’ centers from the transfer manifold. Dock 3A also has mooring dolphins on the up river and down river ends of the berth. The upriver mooring dolphins are 262’, 310’ and 330’ from center manifold. The down river mooring dolphins are 272’ and 556’ from center manifold. The fender system for these breasting cells consists of timber with rubber bumpers attached to the structure to absorb shocks from vessels. The Maximum Deadweight Tonnage for vessels at 3A Dock is 80,000 DWT. The maximum Length over all for Vessels at 3A Dock is 850’LOA. The current maximum vessel draft for 3A Dock is 35’ @MLW with the channel draft at 40’@MLW. 3A Dock is used for barges and ships and has the capabilities for loading and the discharge of gas oil, crude oil, gasoline components, distillates, naphtha, slurry oil and toluene. Dock 3A is a Liquefied Hazardous Gas Facility (LHG) and is capable of loading and receiving propane, butanes, and propylene.

Dock 3B - Dock 3B is a steel structure with steel H-Pile supports and a concrete deck at the transfer manifold area. The entrances to Dock 3B is from

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

River Road in the Facility, and also the access road from 3A Dock. 3B Dock runs perpendicular to 3A Dock and is used strictly for small barges with shallow vessel drafts.

Dock 3B mooring capabilities running inshore consists of three mooring dolphins located at 53’, 98’, and 171’ from center manifold. The outshore mooring posts are located at 78’ and 117’ from center manifold. 3B dock can handle barges up to 300’ length overall with the current draft at the berth at 12’ @MLW. Barges will not require a tug in attendance while loading or unloading. 3B Dock is normally used for the loading of gasolines, gasoline components, distillates and benzene, and toluene.

3B Dock is equipped with a Marine Vapor Recovery Unit for the loading of gasolines, blend stocks, and Benzene.

DOCK 3C

Dock 3C is a steel structure with steel H-Pile supports and a concrete deck at the transfer manifold area. The entrance to 3C Dock is from the roadway from the head road to 3A and 3C Docks, and there is a walkway next to the RW-7 inlet piping on the down river end of the berth for quick egress from the berth in the event of an emergency.

Dock 3C Mooring capabilities consists of two 40’ breasting cells (one upriver & down river of the transfer manifold area) on 140’ centers from the transfer manifold. Dock 3C also has mooring posts located on the upriver fender system at 96’ from center manifold, and on the roadway to the berth at 251’ and 395’ from center manifold. On the down river end of the berth there is a mooring post on the down river fender system at 80’ from center manifold and on three down river mooring dolphins located at 277’, 497’, and 654’ from center manifold. The fender system for these breasting cells consists of timber with rubber bumpers attached to the structure to absorb shocks from vessels. The Maximum Deadweight Tonnage for vessels at 3C Dock is 140,000 DWT. The maximum Length over all for Vessels at 3C Dock is 1,000’ LOA. The current maximum vessel draft for 3A Dock is 40’ @ MLW with the channel draft at 40’@MLW. Products transferred at 3C Dock include crude oil, distillates, and light cycle oil. 3C Dock is an Liquefied Hazardous Gas Facility and is capable of loading and receipts of propane, butanes, and propylene.

B.       CARGO TRANSFER

Prior to transfer, the Facility Person in Charge(PIC) will board the vessel to discuss the safe transfer of cargo along with the vessel/shore safety check list which must be signed by the vessel’s designated representatives when all items are understood and agreed upon.

The Dock Facility Person In Charge and/or Operations Shift Superintendent will also visit the vessel during cargo transfer, and with the approval of the vessel’s

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Deck Watch will check to ensure that safe working practices are being observed by both vessel and dock. Pump-off rates and line pressures will be monitored.

C.       SHORE STOPS

Requests for Sunoco to stop the flow of oil cargo at a predetermined tonnage will be on a case by case basis. Any such request must include the statement by the vessel’s Master that Sunoco will not be held responsible for any error. Vessel’s Master will be held responsible for any oil spills caused by the vessel.

D.       UNLOADING RATES

The pre-cargo-transfer conference will develop the estimated unloading rates and procedures. Pump-off rates are contingent on the Maximum Operating Pressure of the dock berth and the temperature of the product if the product is an LHG. The Maximum Operating Pressure of the discharge must never exceed the established Maximum Operating Pressure of the berth. Failure to maintain transfer rate and established discharge pressure agreed upon in the pre-cargo conference between vessel and Sunoco may result in penalties.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

E.       MAXIMUM TEMPERATURES & PRESSURE LIMITS

Maximum temperatures and pressure limits shall also be determined at the pre-cargo transfer conference. Maximum cargo temperature for oil products is 160° degrees Fahrenheit for cargo transfers. Temperatures for Liquefied Hazardous Gas cargoes are contingent on the use of the warming area for Butane and vessel compressor systems for Propane which could also affect the loading and/or discharge rate of the vessel.

G.       LOADING – STANDBY & NORMAL SHUTDOWN

See Appendix I - Dock Restrictions for Load rates and vapor restrictions.

Vessel may request slowdown at any time. For convenience, slowdowns should be in increments of 1,000 bbl. per hour, etc or in pressure reduction increments to create a resultant slowdown. Approximately 5 minutes minimum should be allowed for any requested slowdown.

Initial standby for shutdown should be given at minimum of one hour. Secondary notification shall be given 15 minutes prior to the anticipated shutdown. At this time, the Person In Charge of the transfer will stand by the dock riser valve at the vessel hose connection. Pump shutdown will occur simultaneously from the loading point with the closing of the riser valve at the dock manifold. With pushing of the shutdown button; however, oil can continue into the vessel until the dock riser valve is closed (approximately 3 minutes).

Vessel loading officer must keep the above in mind when making stops. Upon the completion of oil movement, hoses and/or loading arms are normally drained back to the vessel or shore for oil products or blown back to vessel with nitrogen for Liquefied Hazardous Gas Cargoes. refer to Appendix VI - Blowback Procedure.

H.      EMERGENCY LOADING SHUTDOWN

The vessel PIC will be supplied with a radio set to the communications channel for the Facility. Radio communication will be made to the Facility for emergency shutdown. The Facility PIC will contact the unit operating the pump and instruct the personnel to turn off the pumps and then manually close the shore valves. No prior notice is required for requesting an emergency shutdown.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

I.      ANCHORS

Anchoring is NOT allowed at the Sunoco Marcus Hook Facility Docks.

J.    GANGWAY

The Sunoco Marcus Hook Facility will provide gangways at each of the docks. Vessels will be required to install safety nets beneath gangways. The vessel is liable for any damage to the Facility gangway due to any negligence of the vessel’s crew. The Sunoco Marcus Hook Facility shall not be liable for the safety of gangways. If the facility gangway does not fit appropriately the vessel courtesy gangway can be used.

K.       SHIP MOVEMENT

Vessel lines must be kept taut and secure at all times. The vessel Deck Watch must stay continually alert for vessel movement off spot. If the vessel moves more than two (2) feet away from the dock or in either direction along the dock, the vessel PIC must radio shore and all cargo transfer operations shall stop immediately and proper manifold valves shall be closed by vessel deck watch and Facility Person In Charge. Operations must not resume until the situation is corrected and the Facility Dock Person In Charge agrees that the situation has been corrected and it is safe to resume the transfer.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.       SAFETY & ENVIRONMENT

A.       PRINCIPLES

When a vessel is berthed at a Facility dock, Sunoco expects the vessel’s Master to give top priority at all times to safety and efficiency, and to comply with all safety regulations mandated by various governmental agencies, as well as those included in this Manual.

All cargo-handling operations on the vessel are the responsibility of the vessel’s Master. To assist in ship-to-dock communications, a radio pack set (Walkie-Talkie) which will enable the Deck Watch or the person in charge of cargo transfer to communicate with the Facility Person In Charge will be provided.

The radio battery packs are intrinsically safe for use in a hazardous location. If a vessel disregards any of the following safety regulations, Sunoco Facility personnel are authorized to stop cargo-transfer operations and require the vessel to leave its berth. The vessel’s Master has the right to shut down cargo transfer if dock operations are believed to be unsafe, provided the vessel’s Master gives adequate advance notice to the Facility Person In Charge.

Please refer to Section 1, F. Weather for special provisions during weather events.

B.       SAFETY REGULATIONS

The provisions of Part 35, “Operations”, of the Rules and Regulations for Tank Vessels, Subchapter D (DG-123) published by the United States Coast Guard, are in force at the Facility and must be observed.

The following regulations must be observed AT ALL TIMES while berthed at Facility docks:

Boiler Tube Blowing - Do not blow boiler tubes, and take every precaution to prevent sparks from escaping from the stack. If vessel safety is at stake, stop transfer operations before blowing the tubes.

Cargo Tank Tops - Before berthing, all tank tops, ullage plugs, and sighting ports must be closed and dogged down unless the Vessel’s Master certifies that the tanks are gas-free and all ballast in such tanks is clean.

Cargo and bunker tank tops must be kept closed. This also applies to permanent ballast tanks.

Ship Manifold Connections, Unused - Unused cargo and bunker connections will be blinded. All blind flanges must meet current U.S. Coast Guard requirements.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Engines - Keep the engines ready and the vessel trimmed so it can leave the docks under short notice. If the engines become inoperable, keep two tugboats of adequate size standing by until emergency repairs are made.

Fire Fighting - Firefighting equipment must be available as per applicable U.S. Coast Guard regulations.

FIRE ALARM - In the event of fire on board vessel, however minor it may be, the Fire Alarm shall be given immediately, as follows: Rapid and continuous ringing of vessel’s bell, together with succession of long blasts on vessel’s whistle or siren.

Gas Venting - Ullage Holes - Keep all ullage or sighting ports completely closed (not secured) except for intermittent periods needed to ullage or sight vessel’s tanks.

Flame Arrestors - When open, all ullage ports must be protected by clean, well-fitted flame arrestors of wire-gauze screens; these must be of an approved type and have no defects.

Gas Freeing and Tank Cleaning - Do not gas-free or clean any tanks at berth without prior approval of the Facility Operations Superintendent.

Gangways - Tend the gangway and keep it safely secured. Vessel will provide safety net under gangway.

Mooring Lines - A minimum of 16 lines are required. Tend mooring lines to keep them taut and keep the vessel in position. See that tension winches are on manual brake. Since vessels may have a tendency to drift away from the dock, tend the mooring lines with special care when vessels pass. The Facility Person In Charge has the authority to shut down cargo transfer if lines are not kept taut.

Portholes - Portholes facing the cargo transfer area must remain closed.

Repairs - While at berth, do not perform any repair work, hot work, or maintenance work.

Radio - At all times in port, keep your radio transmitter and aerials switched off and grounded. Portable radios (walkie-talkies) that are certified intrinsically safe may be used.

Sea Suction and Bilge Valves - All of the vessel’s sea, bilge, and overboard discharge valves connected to the cargo system must be tightly closed, latched and sealed in accordance with U.S. Coast Guard Regulation 33 CFR 155. The seals are not to be broken while berthed except in the presence of the Dock Operator or in case of emergency.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sewage Discharge - No facilities for sewage discharge are available at the Facility.

Smoking - Smoking on board is allowed only in places which the Vessel’s Master has personally approved. There is to be NO SMOKING ON THE DOCK OR OPEN DECK OF THE VESSEL AT ANY TIME.

Stern Discharge Line - Keep the stern discharge line, if any, blanked at all times.

Suspension of Operations - Transfers, ballasting, crude washing, etc., may be suspended at the discretion of the Vessel’s Master or the Facility Person In Charge of the transfer as set forth in this Manual or during events where suspension would be prudent.

Communications Breakdown - In the event a breakdown of communications between the vessel and the Facility, occurs during transfer operations, and it should be necessary to shut off the flow of cargo to the vessel, an emergency signal consisting of a continuous sounding of the vessel’s whistle shall be given. This signal shall not be discontinued until the flow of cargo has been shut off.

Communication - Ship/Shore - Station a responsible English-speaking member of the crew on the loading deck by the transfer connections to maintain communication or remain in visual contact with the Facility Person In Charge at all times. The Facility Person In Charge must be notified when changes in rates are required, using radio pack sets or voice contact.

Doors - See that all external doors facing the cargo transfer deck remain closed.

Electrical Lights and Cables - Use only vapor-proof electric lights of an approved type on the open deck. Disconnect portable electrical equipment on the open deck unless certified for use in hazardous areas.

Galley Fires - No galley fires are permitted without approval from the Facility Operations Shift Superintendent.

Hand Lanterns (Flashlights) - All hand lanterns used during cargo transfer must meet U.S. Coast Guard regulations.

Hoses - Inspect all cargo-loading hoses or arms to see that they are in good condition, fully bolted, and properly connected before transfer. The hose or arm-to-riser connections must have U.S. Coast Guard approved drip pans under them. When cargo transfer has concluded, each hose/arm is to be drained and blank-flanged before being removed from the vessel.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Scuppers - Plug and cement the scuppers. Do not remove the plugs until vessel has departed, except when necessary to drain off rain water. In such cases, supervise the drainage closely and replace the plugs immediately. Install splash boards (on dock side) over scuppers. Cement is to be supplied by the vessel.

Special Stock Hazards

Static-Ignition Hazards - Some kinds of stock require special precautions because of the static they accumulate. Review the instructions by owners/charterer for handling such static stock and discuss during pre-cargo-transfer inspection.

Hydrogen-Sulfide Hazards - Some kinds of crude may contain dissolved hydrogen sulfide in concentrations which could be hazardous if inhaled. Review the instruction by owners/charterer about hydrogen sulfide hazards. If concentration of hydrogen sulfide exceeds 100 ppm in the vapor space of vessel’s tanks, notification must be made in writing to the Marine Scheduler and Operations Shift Superintendent at least 24 hours prior to vessel’s estimated time of arrival.

Aromatic-Stock Hazards - Special precautions are required for toxic cargos such as aromatics. Review the instructions by owners/charterer about toxic chemical hazards.

Valve Shutoff - Many new vessels have motor-operated valves, operated from a central location. Never operate these valves to close off against full oil-delivery rates.

Emergency Shutdown - Radio communication is the primary mode of emergency shutdown. Under no circumstances should the vessel’s valves be closed against shore loading lines. The lines through which a vessel loads are clearly marked on the dock. If necessary the Facility Person In Charge must be called upon to close these lines.

Ventilators - Keep ventilators suitably trimmed with regard to tank vents and prevailing wind conditions to prevent entry of flammable vapors.

Air Intakes and Air Conditioning Units - Close any central air-conditioning or fresh-air intakes which might take in gas. Close all intakes within a combined total of 100 ft. vertically and horizontally of cargo tank openings and venting points. External window-type air-conditioning units that face the cargo transfer area must be kept disconnected.

Lifebuoys - Lifebuoys should be available in loading manifold area, and at points of entry, and exit from vessels, e.g., at Pilot ladder and gangway.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attending Vessels - The Sunoco Marcus Hook Facility safety measures prohibit any vessel, motor boat, tug or barge from coming alongside vessels at berth during loading or discharging operations, except by special permission of the Operations Shift Superintendent.

Emergency Towing Cable - All vessels moored at the Facility docks must have the eye of a steel hawser laid out to sea level and securely made fast, on board on the offshore box and quarter, to be of sufficient strength to enable tugs to take the vessel to a place of safety.

Anchors - Do not use anchors while moored to the dock.

C.  ENVIRONMENTAL COMPLIANCE

1.     The accidental spillage/discharge of oil into the navigable waters of the Delaware River while berthed at Facility docks and/or lay berths shall be reported in accordance with the rules and regulations of the:

a.   U.S. Coast Guard - Port of Philadelphia Land Line (215) 271-4800

b.   National Response Center 1-800-424-8802

Spills or discharges will be reported immediately to the Person In Charge of the transfer & the Facility Dock Person In Charge.

2.     The dumping of garbage refuge or the discharge of oily waste and bilge water is prohibited by the International Convention for the Prevention of Pollution from ships. The Sunoco Marcus Hook Facility has applied for and received the following certificates of Adequacy from the USCG.

Oil and Waste

NLS

Garbage

Prior notification to the Facility Marine Scheduler of requirements to discharge waste at the Facility as required within the USCG regulations governing Certificates of Adequacy must be adhered to 24 hours prior to arrival.

3.     Excessive emissions from vessels, (especially when incomplete combustion in boilers or tube flow down) resulting in soot being deposited on land or in the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

waters of the state is a violation of the Texas Clean Air Act and must not occur while berthed at the Facility Docks and/or Lay berths.

Facility Operations are subject to various Federal and State environmental protection laws and regulations which have been promulgated under the following and other statutes:

Federal Laws

The Clean Water Act

The Comprehensive Environmental Responsibility Compensation and Liability Act of 1980

The Emergency Planning and Community Right to Know Act of 1986

The Federal Water Pollution Control Act

The Oil Pollution Act of 1990

The Pollution Prevention Act of 1990

The Resource Conservation and Recovery Act of 1976

The Toxic Substances Control Act

State Laws

All laws required by the following states: PA, DE

REGULATORY AGENCIES - Regulatory agencies with jurisdiction over environmental matters at the Facility include but are not limited to the following:

Federal Agencies

The United States Army Corps of Engineers

The United States Coast Guard

The United States Department of Transportation

The United States Environmental Protection Agency

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

State Agencies

PA DEP

DNREC

PERMITS - Sunoco, pursuant to these and other local, state and federal regulations, is required to obtain permits, approvals or registrations for operations that may result in air emissions, water discharges, and waste disposal activities. Certain approvals from these regulatory agencies may require extended periods of time and could require the modification of existing facilities and operations or the installation of new equipment at the Facility.

Customers are advised to inquire as to the impact of these regulatory requirements on their business operations as early as possible to prevent unexpected delays.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.     CURRENT FEE SCHEDULE

(Fees are subject to escalation)

Figure 14 - Current fee schedule

Fees to Agents
Effective 6/1/2011
FORT MIFFLIN
HOG ISLAND WHARF
EAGLE POINT DOCKS
2010 Dock Fees	MARCUS HOOK FACILITY
CPI Increase Applied Annually
Barges(<50,000 MBBLS)	$	[**]
Barges(> 50,000 MBBLS)	$	[**]
Ships	$	[**]
VLCCs	$	[**]
Lay Berth Fee (Minimum Fee 0- 4 Hours)	$	[**]
Lay Berth Fee (4-12 Hours)	$	[**]
Lay Berth Fee (12-24 Hours)	$	[**]
Bunkering Alongside at Dock	$	[**]
Ton ($3.29 Ton / $125 Minimum Charge)	$	[**]

Note: Additional Fees to Above Rates (SXL Costs)
Chemicals(Ships & Large Barges)	$	[**]
Chemicals(Small Barges)	$	[**]
High H2s	$	[**]
Delay Charges (2 Hrs delayed discharge completion)	$	[**]
Delay Charges (4 Hrs delayed secure/release)	$	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.  RADIOS

$2,500.00 replacement charge for broken, unreturned, lost or damaged radios. Sunoco will provide vessel/barge with a radio (walkie-talkie), for which a signed receipt is required. If these radios are not returned intact, a charge will be applied or the radio must be replaced with a new radio of the same model.

APPENDIX I - Dock Restrictions - EP

DOCK	LOA	DWT	DRAFT	PRODUCT SLATE OVER VIEW	LOAD OUT

2A	750’	50,000	34’	6 OIL	VP < .02 PSI
				CRUDE OIL
				DISTILLATES
				LSG/COMPONENTS
				NAPHTHA
				SLURRY OIL
				XYLENE

3A	850’	80,000	35’	GAS/COMPONENTS	VP < 4.0
				DISTILLATES
				CRUDE
				CHEMICALS
				PROPANE/BUTANE/PROPYLENE

3B	300’ *	N/A	12’	DISTILLATES	MVRU
				CHEMICALS	BENZENE 1M BPH
				GASOLINE COMPONENTS	GASOLINE 5M BPH
					COMPONENTS 5M BPH

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3C	1,000	140,000	40’	CRUDE OIL
DISTILLATE
PROPANE, BUTANE, PROPYLENE

* Because of current fender geometry any vessel docking at 2A 3A, and 3C berths must have 400 L.F. of parallel mid body length at all draft heights to moor safely between the mooring cells at each berth.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX II - LOADING ARM/HOSE CONNECTIONS

Docks	CONNECTIONS	PUMPING RATE
Dock #2A	12” & 8” Crude Oil & VGO	NOT TO EXCEED 100 PSI
8” Distillates
8” Gasoline / Components
Dock #3A	12” Crude Oil hose and arm	NOT TO EXCEED 100 PSI for Oil.
6” & 10” Butane, Propane,
	6” Propylene	NOT TO EXCEED 175 PSI for Butane.
6” Toluene
	6” Benzene	NOT TO EXCEED 225 PSI for Propane.
8” Furnace Oil
6” Slop Line for Dock & Vessel
8” Gasoline
8” & 12” Crude
Dock #3B	6” Benzene	NOT TO EXCEED 100 PSI
6” Furnace Oil
6” Gasoline
6” Toluene
6” Common Slop from Dock
8” Vapor Line (MVRU)
6” Crude, #6 Fuel, Slurry Oil
Dock #3C	6” Slop from Dock & Vessel	NOT TO EXCEED 100 PSI for Oil.
8” Furnace Oil
	16” Crude (Loading Arm)	NOT TO EXCEED 175 PSI for Butane
16” Crude (Loading Arm)
NOT TO EXCEED 225 PSI for Propane

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX IV - VESSEL NOMINATION FORM

Sunoco Marcus Hook Facility VESSEL NOMINATION FORM

(1) Requested Date WINDOW - As per chart above):		(1a) Date of Nomination:

(2) Customer Account:		(3) Shipper:

(4) Vessel Name or TBN:		(5) Daylight Transit:	(Yes/No )

(6) Vessel Lightered To/From:

(7) Name of Oil:		(8) Quantity (TOV):

(9) Agent Name:		Tel:

(10) Owner Name:		Tel:

(11) Charter Name:		Tel:

(12) Inspector for Customer		(13) Insp. for Shipper

Name:	Tel:	Name:	Tel:

(14) Loss Control Representative (Customer / Shipper )

Name:		Tel:

Additional information reasonable required pertaining to health, safety or for efficient operation? (i.e. H2S Content, vessel size or condition)

Vessel Properties:		Cargo Properties (Load Port/Equivalent):
• LOA(ft):		• API (degree):
• BEAM (ft):		• Sulfur Content (%):
• Arrival Draft (ft):		• Viscosity (SSU@100F):
• Dead Weight Tonnage (tons):		• RVP (psi):
• Arrival Displacement (tons):		• H2S (Liquid/Vapor) (ppm):
• Pour Point (F):

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX V - BARGE NOMINATION FORM

Sunoco Marcus Hook Facility BARGE NOMINATION FORM

Requested Date Range (As per chart above):

	Customer Account:	Shipper:

Tug Name or TBN:

Barge Name(s) or TBN:

	Grade of Oil:	Quantity (TOV):

Barge Company:

	Load or Discharge:	Load Port/Disch. Port:

	Inspector:	Insp. for Shipper:

Loss Control Representative:

If barge loading:	Is the barge vapor tight and have a valid
Vapor Tightness Certification? (Yes or No)
Tandem Loading Certified? (Yes or No)
Tandem Loading equipment:
•Crude hose cross-over? (Yes or No)
•Vapor hose cross-over? (Yes or No)
•Overfill cable cross-over? (Yes or No)
Additional information reasonable required pertaining to health, safety or for efficient operation? (i.e. H2S Content, vessel size or condition)

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX VI - BLOWBACK PROCEDURE

PURPOSE/SCOPE

The purpose of this procedure is to clarify the process and steps to void the dock hoses after loading and discharging of ships and barges.

Blowing back the cargo hoses only applies to Liquefied Hazardous Gas Vessels. Vessels that transfer oil as cargoes will have the cargo hoses drained back to either the vessel, or to the dock containment area to be either removed or vacuumed out within 1 hour after disconnecting the cargo hose.

Once the Liquefied Hazardous Gas vessel completes loading or discharging, this is the process to be followed:

Liquefied Hazardous Gas Vessels

Blowing back the cargo hoses, after load/discharge, will be done with either Hot Gas from the vessel or nitrogen to evacuate the hose/hoses. This must be discussed and agreed upon during the “pre-load/discharge meeting” with the chief mate and/or captain.

Before any blowback operations commence the Dock Person In Charge of the transfer will de-pressurize the dock hose to the Facility flare system then contact the proper personnel advising them that there will be either Hot Gas or nitrogen introduced into the dock hoses and to monitor the facility flare system for excessive flaring.

Blowing back the cargo hoses with Hot Gas from the Vessel

a.              After loading or discharge: Upon completion of discharge, the Dock Person In Charge will advise the chief mate to close the proper valves to isolate the cargo tanks on the vessel, and open the proper valves to de-pressurize the dock hose to the facility flare system then after the dock has been de-pressurized, introduce hot gas from the vessel into the dock hoses. The Dock Person In Charge will pinch back on the manual riser valve on the dock manifold to prevent hot gas from passing over the top of the liquid. The Dock Person In Charge will instruct the vessel personnel to start introducing hot gas into the dock hose at a pressure not to exceed 125# psig Maximum. The Dock Person In Charge will monitor the shore side bleeder valve on the product line for liquid. When satisfied that the dock hose is evacuated, the Dock Person In Charge will instruct the vessel personnel to stop the hot gas flow and secure their valve on the vessel. The Dock Person In Charge will then close the shore side riser valve and open the vent line to the flare system to depressurize the dock hose. Once the dock hose is depressurized, the hose can be removed from the vessel.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Blowing back the cargo hoses with nitrogen from the Dock

If hot gas from the vessel is unavailable, the dock hoses will need to be evacuated from the dock using nitrogen gas.

a.                      After loading or discharge: Upon completion of discharge, the Dock Person In Charge will advise the chief mate to close the proper valves to isolate the cargo tanks on the vessel. The Dock Person In Charge will de-pressurize the dock hose to the facility flare system. Once the dock hose is de-pressurized, the Dock Person In Charge will pinch back on the manual riser valve on the dock manifold to prevent nitrogen from passing over the top of the liquid. The Dock Person In Charge will then introduce nitrogen into the dock hose by opening the nitrogen connection on the spool on the vessel end of the dock hose. The Dock Person In Charge will then open the nitrogen cluster to displace the liquid from the dock hose toward the shore. The pressure from the nitrogen cluster is not to exceed 125#psig Maximum. The Dock Person In Charge will monitor the bleeder valve near the dock hose riser for liquid. When the Dock Person In Charge is satisfied that the dock hose is liquid free, the nitrogen will then be shut off, the shore side riser valve will be closed and the Vent Line to the flare system will be opened to relieve the pressure iin the dock hose. When the pressure is relieved, the dock hose will be disconnected from the vessel.

Currently there are no vessel transfers of Vacuum Gas Oil or #6 Fuel Oil at the Sunoco Marcus Hook Facility. If vessel transfers of these products commence, the dock hoses will be blown back using yard air in lieu of Hot Gas or nitrogen. The product from these hoses along with the yard air will be displaced back into the product line, and the flare system will not be necessary due to the low volatility of these products.

CAUTION: Nitrogen can cause rapid asphyxiation and death if released in a poorly ventilated area or confined space. Use extreme caution - Do not enter area until all Nitrogen has been dissipated.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX VII Severe Weather

Background

In response to severe weather affecting marine operations, this policy is being established to streamline steps for each business unit to take preventative measures as anticipated. Severe weather happens years round in different forms. Although the hurricane is one type of weather commonly associated with severe weather, ice flows, winter storms, and high wind systems also affect operations.

•      2003 Barge broke free from Paulsboro dock when hit by ice

•      2003 Hurricane Isabel came through Philadelphia

Notification of Severe Weather

When severe weather is forecasted, facilities should address this policy and take appropriate preventative measures at the docks. Marine Quality Assurance Services works very closely with the Captain of the Port’s office to ensure that safety issues are addressed and that information is disseminated.

Types of Severe Weather

This plan will address these types of weather:

1.              Hurricane

2.              Ice

3.              Wind

Severe Weather Policies

1.         Hurricane - Hurricanes rotate in a counterclockwise direction around an “eye.” Hurricanes have winds at least 74 miles per hour. There are on average six Atlantic hurricanes each year. The U.S. Coast Guard uses a four condition alert system (W,X,Y,Z). For the purpose of consistency, Sunoco will follow the same system.

Condition W (Whiskey) — these particular pre-cautions should be taken by Sunoco Facilities and vessels 72 hours before anticipated weather.

1)             Review the contingency plans for heavy weather and for vessels breaking away from the dock.

2)             Review the arrival and departure schedules for vessels and alert them that impending weather conditions may inhibit their transits.

3)             Identify dangerous cargoes that will be transferred within the 72 hour period before and 24 hours after the storm.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4)             Walkthrough the piers and dock areas to identify items needing to be tied down, pre-existing damages and issues that should be addressed before the storm.

5)             Evaluate the safety of the berth for vessel mooring and alternate berths for vessels moor.

6)             Continuously monitor VHF Channel 16.

Condition X (X-Ray) — these particular pre-cautions should be taken by Sunoco Facilities and vessels 48 hours before anticipated weather.

1)             Determine what vessels will be allowed to tie-up to Sunoco docks during the storm. This information should be shared with the U.S. Coast Guard. (Vessels shall not be allowed to anchor at anchorages above Big Stone once Yankee is set.)

2)             Identify special needs for any vessels tied up at Sunoco Facilities.

3)             Inspect and identify emergency response equipment located on sight.

4)             Design a plan for the suspension of cargo transfers. Vessels and facility needs should be addressed to include:

a.              Labor

b.              Pilots

c.               Tug boats

d.              Transit time to sea

5)             Keep in contact with the Coast Guard to be informed of new requirements.

Condition Y (Yankee) — these particular pre-cautions should be taken by Sunoco Facilities and vessels 24 hours before anticipated weather.

1)             Secure loose items which may be moved and become a hazard during high winds.

2)             Secure hazardous materials stored on piers to prevent their spillage. If drums are being kept outside, band them together and do not stack more than two high.

a.              If certain hazardous materials cannot be moved safely, alert the U.S. Coast Guard.

3)             Make preparations to secure cargo operations and drain lines.

4)             If vessels intend to leave the dock and anchor at Breakwater or Big Stone, or set sail for sea, they must do so before setting Zulu.

Condition Z (Zulu) — these particular pre-cautions should be taken by Sunoco Facilities and vessels 12 hours before anticipated weather.

1)             Secure cargo transfers when directed by the Coast Guard

2)             Drain lines including:

a.              Hoses — empty and clean

b.              Loading arms

3)             Blank hoses off

4)             Ensure pollution response equipment has been replaced if needed and keep stored and ready for use after the storm.

5)             Remove from the water and store small boats

6)             Collect Indemnity Agreement from all vessels moored at pier.

7)             Have sufficient personnel at the facility to respond to a pier-side emergency.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8)             Ensure vessels mooring at pier are securely moored and are in compliance with Coast Guard hurricane requirements.

a.              Mooring lines should be doubled

b.              Have outboard pilot ladders rigged (one side at least)

c.               Ballasted appropriately to ensure stability

9)             Notify the Coast Guard of facilities status.

Example of an Indemnity Agreement:

Indemnity Agreement

Whereas,                                                                                                                                            (“Vessel Owner”) has requested the temporary use of dock facilities owned by the Sunoco Marcus Hook Facility for the docking of the                                                                        (“vessel”) due to threatened or actual hazardous weather conditions in the vicinity; and

Whereas, The Sunoco Marcus Hook Facility has agreed to such temporary use of its dock facilities; and

Whereas, the parties acknowledge that the Sunoco Marcus Hook Facility dock may experience damage due to the vessel hitting the dock due to the severe weather conditions, the Vessel Owner agrees to accept the liability for such damage.

Now Therefore, in consideration of the Sunoco Marcus Hook Facility, allowing Vessel Owner to use its dock facilities, Vessel Owner agrees to the following:

1.              The Sunoco Marcus Hook Facility dock facilities will be used by the Vessel Owner only so long as the hazardous weather conditions persist.

2.              Vessel Owner agrees to indemnify and hold the Sunoco Marcus Hook Facility harmless from any and against any losses, damages, demands, fines, and causes of action, including damage to the dock facilities, to the extent such loss, damage, demand, fine, or cause of actions results from Vessel Owner’s use of the Sunoco Marcus Hook Facility Dock Facilities.

Vessel Owner:	Sunoco Marcus Hook Facility

By:	By:

Date:	Date:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.         Ice — Ice generally forms in the northern areas of the Delaware River in early January and is gone by February. A normal season may have no ice threats to commercial shipping, however, a severe winter may occur on average once every seven to ten years. During these winters, ice may disrupt operations both on the river and in the bay.

Indicators of severe ice may be as follows:

•             36 hours (minimum) of sustained below freezing air temperatures.

•             Strong high pressure (>1020mb) of arctic air over the Ohio/Mississippi Valley.

•             A long trough extended along the eastern shore.

•             Minimum of a 4° F temperature offset below normal.

The U.S. Coast Guard uses a three condition alert system for ice (1, 2, and 3). For the purpose of consistency, Sunoco Facilities and vessels will follow the same system.

•                     Condition 3 — Readiness condition where ice may begin to form in the upper Delaware. The Sunoco Marcus Hook Facility and vessels shall take the appropriate precautions:

a.              Facilities shall check daily for ice forming near the pier.

b.              Vessels shall report ice formations to the Coast Guard via VHF Channel 16.

•             Condition 2 — Alert that ice has formed in the upper Delaware. Sunoco Marcus Hook Facility and vessels shall take the appropriate precautions in addition to those above:

a.              Monitor VHF Channel for the daily ice and safety broadcast.

b.              Provide Pilots and Tug companies with ice conditions at the Facility, if ice is present.

c.               Steel hull & Shaft horsepower restrictions may be imposed by the Coast Guard.

d.              Watch for significant increase in ice flow sizes.

e.               Notify the Coast Guard of navigable waterway hazards.

•             Condition 1 — Emergency ice conditions exist where ice has largely covered the Delaware River/Bay and C&D Canal. The Sunoco Marcus Hook Facility and vessels shall take the appropriate precautions in addition to those above:

a.              Convoy restrictions shall be imposed by the Coast Guard in addition to other restrictions.

b.              Monitor the thickness of ice formations around piers and vessels daily.

The U.S. Coast Guard is responsible for icebreaking in the federal channel, but not at private docks. Ice breaking will only take place during daylight hours because of visibility and locating the ice. There are several commercial outfits that will do icebreaking upon request. These companies are:

•    McAllister Towing 215-922-6200 (24 hrs)

•    Moran Towing        215-755-4700 (24 hrs)

•    Vane Brother Tug   410-631-7773 (24 hrs)

•    Wilmington Tug     302-652-1666 (24 hrs)

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Coast Guard will disseminate information regarding ice through Marine Safety Information Bulletins (MSIB) and on an automated phone system which is updated at 10:00 AM daily. This number is 215-271-1548. The U.S. Coast Guard receives information from a variety of sources where ice build-ups are occurring. These sources include the:

•    Coast Guard District 5 Ice Reports - http://www.uscg.mil/d5/ice%5Freport/index.htm

•    National Ice Center - http://www.natice.noaa.gov/

•    National Weather Service - http://www.erh.noaa.gov/er/phi/index.html

3.         Wind — Sunoco reserves the right to enforce this policy regardless of wind direction.

Winds gusting at or above 35 MPH (30 knots) — Supervisor’s approval and assist tugs (at vessel owner’s expense) are required for transfer operations to continue. To avoid shut down tugs must be called in advance of wind gusts reaching 35 MPH. Without assist tugs all transfers must be shut down and all valves closed.

Sustained winds over 35 MPH (30 knots) — In addition to the precautions taken above, shut down all transfer operations and close all valves.

Sustained winds over 40 MPH (35 knots) — In addition to the precautions taken above drain and disconnect all hoses/arms then lower them to the stored position.

Knots * 1.151 = MPH

MPH * .8689 = Knots

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT F

Form of Consent Agreement

[SEE ATTACHED]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12

ATTACHMENT G

Facility Access Agreement

[SEE ATTACHED]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13

TSP-ADM-FRM-003

Rev. 9/21/2007

FACILITY ACCESS AGREEMENT

THIS FACILITY ACCESS AGREEMENT (this “Agreement”) is entered into as of the Effective Date between SUNOCO, INC. (R&M) (“Sunoco”) and the undersigned carrier (“Carrier”).

BACKGROUND

Carrier desires to gain truck access to one or more of Sunoco’s facilities (each, a “Sunoco Facility”) for the purpose of loading or unloading products, petrochemicals, equipment and/or materials (the “Products”). This Agreement sets forth the terms and conditions under which Carrier will enter end conduct business at a Sunoco Facility.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sunoco and Carrier agree as follows:

1.                                      Defined Terms. Certain terms capitalized in this Agreement are defined in Schedule 1 attached hereto.

2.                                      Entry License; Term.

a.                                      Subject to the conditions set forth in this Agreement, Sunoco grants to Carrier a non-exclusive and temporary license to enter each Sunoco Facility designated by Sunoco for the sole purpose of loading or unloading Products to or from trucks at the times and in the manner designated by Sunoco.

b.                                      Nothing in this Agreement will be construed to deny or otherwise limit Sunoco’s right to refuse entry to, or to remove immediately from, a Sunoco Facility, the Carrier or any person or equipment, which Sunoco, in its sole discretion, believes poses a threat or hazard to the Sunoco Facility or its personnel or otherwise is objectionable to Sunoco in Sunoco’s sole and absolute discretion.

c.                                       The license and rights granted by Sunoco under this Agreement commence on the Effective Date and terminate on such date that Sunoco revokes (whether in writing or orally) the permission for access granted hereunder. Carrier acknowledges and agrees that Carrier’s rights hereunder may be revoked by Sunoco at any time in its sole and absolute discretion, and for any reason, without prior notice. Notwithstanding such termination, all obligations or indemnities of, or assumed by, Carrier under this Agreement shall survive such termination.

3.                                      Conditions to Access. As a condition to the access privileges granted to Carrier hereunder, Carrier agrees to comply (and to cause its Authorized Representatives to comply) with the following requirements:

a.                                      Carrier shall equip any vehicle used for bottom loading petroleum products with an overfill protection system, compatible with the applicable Sunoco Facility system, and an operable brake interlock system, installed on the bottom loading valves and the vapor recovery lines. Carrier shall properly maintain and test both the overfill protection system and brake interlock system and, upon Sunoco’s request, certify they are functioning properly.

b.                                      Carrier shall ensure that all cargo tanks are properly placarded and certified to meet DOT specifications for the Product(s) to be loaded or unloaded, and have been successfully tested in accordance with 49 CFR Part 180 and any state or local EPA (or similar state health, safety or environmental) test requirements.

4.                                      Compliance. In the exercise of the rights granted in, and the performance of the obligations imposed by, this Agreement, Carrier shall: (i) comply with all Applicable Legal Requirements; (ii) comply with all

REV. 9/20/07

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14

Sunoco Rules and Regulations; (iii) comply with the requirements of all insurance carriers having insurance then in effect as to which Carrier is a named insured and of which Carrier has advance written notice; and (iv) operate at all times within the Sunoco Facilities in a safe and prudent manner, in accordance with the purposes and capacities for which the Sunoco Facilities were designed, and in accordance with the highest standard industry practices. Carrier acknowledges and agrees that each Authorized Representative shall be deemed to be an agent of Carrier. Carrier shall be responsible for the acts of itself and those of its agents in ensuring compliance with the provisions of this Agreement.

5.                                      Defense and Indemnity.

a.                                      If Carrier or Carrier’s Authorized Representatives identify any conditions or circumstances within the Sunoco Facilities that appear to be unsafe, they will advise Sunoco immediately.

To the fullest extent permitted by Applicable Legal Requirements, Carrier hereby indemnifies and agrees to defend and hold harmless the Sunoco Indemnitees from and against any and all Claims (specifically including any Claims based upon Joint Negligence and Claims against any Sunoco Indemnitee arising out of the Sunoco Indemnitee’s own active or passive negligence), that are related in any way to, arising out of or result from Carrier’s presence at the Sunoco Facilities; provided, however, that Carrier’s obligations hereunder shall not apply to any Claims determined to be the result of the sole negligence of any Sunoco Indemnitee; and provided further, that Carrier’s obligations hereunder shall be prorated in die event and to the extent that it is ultimately determined by agreement of the parties, a court of competent jurisdiction or by finding of competent arbitrator(s), that Carrier’s comparative degree of negligence, fault or contribution in respect of a Claim is thirty percent (30%) or less, in which event, Carrier’s obligations shall be limited to its proportionate degree of negligence, fault or contribution.

b.                                      Carrier’s obligations under Paragraph 5(a) above also shall extend to Claims by the employees, agents, subcontractors or Authorized Representatives of Carrier and shall not be limited by a limitation on the amount or type of damages, compensation or benefits payable by or for Carrier under any applicable workers’ compensation, disability benefit or other employee benefit law or similar statutes, the application of which hereby are expressly waived by Carrier. To the extent that this Agreement relates to activities of any kind performed in or attributable to Ohio, Carrier expressly and specifically waives its statutory and constitutional workers’ compensation immunity under Ohio law.

c.                                       Carrier’s obligation to defend and indemnify shall be triggered by any Claim only where any one or more of the substantive allegations of such Claim may create a duty to indemnify under this Agreement. In such event, Carrier shall consult and cooperate with Sunoco regarding the response to and defense of any such Claim and, upon its acknowledgement in writing of its obligations to indemnify Sunoco (which acknowledgement must be given within a reasonable period of time after notice of a Claim), Carrier shall assume the defense of, or represent the interests of Sunoco in respect of, such Claim, which shall include the right to select legal counsel reasonably acceptable to Sunoco and to propose, accept or reject offers of settlement, all at the sole cost and expense of Carrier; provided, however, that Carrier shall not enter into a settlement agreement with respect to a Claim without the prior written consent of Sunoco. Notwithstanding the assumption of the defense by Carrier, Sunoco, at its own cost and expense, shall have the right to select counsel of its own choosing and participate in the defense of a Claim even where the defense is provided by Carrier. If Carrier fails to assume the defense of a Claim to which it is entitled under this Paragraph 5(c), Sunoco shall have the right, at Carrier’s expense, to contest the Claim or, with the prior written consent of Carrier not to be unreasonably withheld, to settle the Claim.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15

d.                                      Notwithstanding anything to the contrary in this Agreement, Sunoco shall have the right to take any actions that Sunoco, in its sole discretion, deems necessary to repair damages or treat injuries caused by Carrier or its Authorized Representatives, including using Sunoco’s own employees or contractors, and Carrier solely shall be responsible for all costs incurred by Sunoco in connection therewith, including any clean-up costs, fines or penalties which might be assessed; provided, however, that if such costs are incurred by Sunoco with respect to a Claim covered by the second proviso of Paragraph 5(a) thereof, Carrier’s obligation under this subparagraph (d) for such amounts shall be limited to Carrier’s proportionate degree of negligence, fault or contribution.

6.                                      Insurance. As a condition to and prior to any vehicle entering a Sunoco Facility, Carrier shall provide to Sunoco certificates of insurance issued by underwriters and insurance companies acceptable to Sunoco evidencing satisfactory insurance coverage of Carrier, in accordance with the terms and conditions set forth on Schedule 2 attached hereto.

7.                                      Assignment. Carrier shall have no right to assign any of its rights or obligations under this Agreement. Any attempted assignment by Carrier of this Agreement or any of its rights or obligations hereunder shall be null and void and of no legal force or effect.

8.                                      Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed given when delivered if given in person, when deposited in the mail if sent by certified or registered mail, return receipt requested, postage prepaid and properly addressed, or when transmitted if sent by fax (with hard copy following, sent by certified or registered mail, return receipt requested, postage prepaid) and properly addressed to the other party as set forth on the signature page below. By notice to the other party in compliance with this Paragraph 8, either party to this Agreement may designate a new address for purposes of notice.

9.                                      Enforcement. This Agreement (including any questions relating to the validity, interpretation or performance hereof or the rights and obligations of the parties hereto) and any actions arising out of the parties’ relationship hereunder shall be construed, governed by, and administered in accordance with the laws of the Commonwealth of Pennsylvania, without regard or reference to its conflict of laws principles, and federal law to the extent applicable. Any litigation on contractual clauses governed by this Agreement shall be brought only in the Commonwealth of Pennsylvania.

10.                               Miscellaneous.

a.                                      This Agreement contains the full understanding between Sunoco and Carrier governing the subject matter hereof, and supersedes any and all oral or written agreements and understandings heretofore made between the parties relating to the subject matters herein. The Schedules attached to this Agreement are incorporated into and made a part of this Agreement as if fully rewritten herein. This Agreement may be amended only by written agreement executed by the parties.

b.                                      Sunoco’s failure to enforce a right or remedy under this Agreement shall not impair such right or remedy or be construed as a waiver of such right or remedy. No waiver by Sunoco of any provision of this Agreement shall have effect or be implied unless in writing and signed by Sunoco.

c.                                       The unenforceability, invalidity, or illegality of any provision of this Agreement will not render the other provisions unenforceable, and to the extent that state and/or federal law limits any terms or conditions hereof, this Agreement shall be deemed so limited to comply with such law and any remaining provisions hereof shall remain in full force and effect and shall be enforced to the fullest extent not prohibited by Applicable Legal Requirements.

d.                                      Both parties shall act under this Agreement solely as independent contractors and not as agents of the other party. Nothing contained in this Agreement shall be construed or interpreted as creating an agency, partnership, co-partnership or joint venture relationship between the parties hereto.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16

e.                                       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Facility Access Agreement to be signed by their respective duly authorized representatives.

SUNOCO, INC. (R&M)	CARRIER:

Name of Entity:

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Federal Employment ID number:

Standard Carrier Alpha Code
(SCAC)

[If the insurance requirements of Paragraph B

of Schedule 2 apply, initial below]

Sunoco	Carrier

Addresses for Notice Purposes:

Sunoco, Inc. (R&M):		Carrier/Authorized Representative:

Sunoco, Inc. (R&M)		Company Name:
1735 Market Street Ste LL		Address:
Philadelphia, PA 19103-7583

Contact Person:	Transportation Department
Contact Person:
Telephone No:	215-977-6718
Telephone Number:
Facsimile:	877-430-5430
Facsimile:
E-Mail	cms@sunocoinc.com

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17

Schedule 1

Certain Definitions

The terms set forth below shall have the meaning as described below.

a.                                      Applicable Legal Requirements: all federal, state, local or municipal laws, ordinances, regulations, statutes, codes, directives, rules, regulations or orders of any Governmental Authority.

b.                                      Authorized Representative: each person or company authorized by Carrier to access a Sunoco Facility on Carrier’s behalf.

c.                                       Claims: all claims, causes of action, liabilities, costs, expenses (including attorney fees), losses, demands, fines, and damages of every sort.

d.                                      Effective Date: the date that this Agreement is fully executed and delivered by each of the parties hereto.

e.                                       Governmental Authority: (i) the United States of America, any State thereof, or any court, department, commission, board, bureau, agency or instrumentality of the United States of America, any State thereof, or political subdivision of any of them; (ii) any other body, authority or agency exercising any form of regulatory authority under any Applicable Legal Requirement; and (iii) any quasi-governmental court, body, agency or authority; and (iv) any corporation established by or at the direction of any of the foregoing and authorized by statute to exercise regulatory authority.

f.                                        including: this term shall be deemed to mean “including, without limitation” and shall be interpreted as a term of illustration, not limitation.

g.                                       Joint Negligence: the joint negligence or fault attributable to any acts or omissions of both Carrier and the Sunoco Indemnitees, whether or not such acts or omissions occurred jointly or concurrently.

h.                                      Sunoco Indemnitees: Sunoco and any affiliates of Sunoco and all of Sunoco’s and its affiliates’ respective directors, officers, employees, agents, invitees, partners, and the assigns and successors in interest of any of them.

i.                                          Sunoco Rules and Regulations: such rules and regulations as may be established by Sunoco from time to time for one or more or all of the Sunoco Facilities and furnished to Carrier.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18

Schedule 2

Insurance Requirements

A.                                    Insurance Limits (all limits required below are annual limits). During the term of this Agreement, Carrier shall maintain policies of insurance written on an occurrence basis or on a claims made basis (in which event such insurance shall be maintained during the term of this Agreement and for a period of two years following expiration or earlier termination of this Agreement) or self-insurance acceptable to Sunoco, with limits not less than those indicated for the respective items as follows:

1.                                      Commercial General Liability (by any combination of primary and excess or umbrella policies), which shall include all Premises and Operations, Contractual Liability, Products-Completed Operations Liability, Fire Legal Liability, Explosion, Collapse and Underground Damage Liability, and Broad Form Property Damage Liability, with limits not less than $5,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate.

2.                                      Business Automobile Liability, which shall include Contractual Liability, covering all motor vehicles licensed for highway use and employed in the performance of this Agreement, with limits not less than $5,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate.

3.                                      Statutory Worker’s Compensation and Occupational Disease Insurance, which shall include Employer’s Liability Insurance and, if applicable, coverage under the Longshoremen and Harbor Workers’ Compensation Act, the Jones Act or other Maritime Employer’s Liability, complying with laws of each jurisdiction in which a Sunoco Facility to which Carrier will have access is located or elsewhere as may be required. Employer’s Liability Insurance (and Maritime Employer’s Liability, if applicable) shall be provided with a limit not less than: $2,000,000 each occurrence

B.                                    Special Requirements. Notwithstanding the limits set forth in Paragraphs A1 and A2 above, any Carrier loading and transporting exclusively the Products identified in this Paragraph B that have a flash point above 141 degrees F, shall only be required to maintain (in addition to the coverage required in Paragraph A3 above) Commercial General Liability and Business Automobile Liability limits of $2,000,000 combined each occurrence and aggregate. Products covered under this Paragraph B are: (1) Fuel Oil, (2) Heating Oil, (3) Kerosene, (4) Jet Fuel, (5) Diesel Fuel, (6) Asphalt, (7) Lubricants, (8) Wax, (9) Non Hazardous Materials and Supplies, and (10) Polypropylene and Plastics

C.                                    Other Requirements

1.                                      Commercial General and Umbrella or Excess Liability Insurance.

a.                                                                       There shall be no endorsement or modification of the CGL insurance limiting the scope of coverage for liability arising from pollution, explosion, collapse, underground property damage or employment-related practices.

2.                                      Business Auto Liability Insurance.

a.                                                                       Contractual liability coverage, including loading and unloading, shall be provided and the Motor Carrier Act endorsement (MCS 90) shall be attached (or a substitute form providing equivalent coverage).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19

3.                                      General.

a.                                                      All policies shall:

(i)                           be written by insurance companies with a A.M. Best Company’s rating of not less than “A-:VII”;

(ii)                        provide that coverage shall not be suspended, voided, canceled, non-renewed, reduced in scope or limits except after thirty (30) days’ prior written notice by certified mail, return receipt requested, has been given to Sunoco;

(iii)                     shall be endorsed to add, or shall have an existing blanket endorsement so as to add, Sunoco as an additional insured to all lines of coverage (except Statutory Workers’ Compensation and Occupational Disease Insurance); provided, however, that Sunoco shall be named as an additional insured only with respect to any claims arising out of or related to this Agreement and/or Carrier’s obligations hereunder; and

(iv)                    apply separately to each insured and additional insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer’s liability.

(v)                       apply as primary insurance with respect to any other insurance or self-insurance programs of Sunoco.

b.                                                       As a condition to the access privileges granted to Carrier in this Agreement, Carrier shall deliver to Sunoco certificates of insurance evidencing that the required coverages have been obtained. The certificates of insurance shall specifically stats that Sunoco is an additional insured to the policies as required above. New certificates shall be supplied annually to evidence the renewal of the required insurance coverages.

c.                                                       All insurance must contain a waiver of subrogation in favor of Sunoco, Inc. (R&M).

d.                                                      The insurance requirements set forth herein shall not in any way limit the Carrier’s liability arising out of this Contract or otherwise, and shall survive termination/cancellation of this Agreement.

e.                                                       Any deductible under any of the required insurance contracts shall be the sole responsibility of Carrier.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20

Transportation Dept. Sunoco Inc. (R&M) 1735 Market Street, 11th Floor Philadelphia, PA 19103-1699 Fax: (877) 430-5430 cms@sunocoinc.com

September 10, 2012

RE: Facility Access Agreement / Certificate of Liability Insurance

Please review the enclosed Facility Access Agreement. This agreement applies to any carrier entering any or all of Sunoco’s facilities or refineries, whether to pick up or drop off product. You may already have a SCAC code. If this is the case, please be sure to include this within the agreement (page 5). If you do not have a SCAC code, I have included an application from the National Motor Freight Traffic Association (NMFTA). Please fill out and forward the completed application form directly to NMFTA.

IMPORTANT:  Unless we receive an insurance certificate reflecting properly and accurately the below mentioned, your company will be considered non-compliant and may be denied entry.

I will need from your office a signed Facilities Access Agreement as well as certificate of liability insurance reflecting the below mentioned:

•	General Liability: 5 Million (each occurrence) if Paragraph B of Schedule 2 does not apply.
•	Auto Liability: 5 Million (combined single limit) if Paragraph B of Schedule 2 does not apply.
•	Employer’s Liability: 2 Million
•

Worker’s compensation: We are looking for an (x) within the box marked WC Statutory limits. If there is an (x) in other, please provide paper work explaining what “other” is. Unless the certificate is state issued.

•	Certificate Holder: ATTN:	Sunoco Inc. (R&M), its subsidiaries and affiliates
Transportation Department - 11th Floor
1735 Market Street
Philadelphia, PA 19103

•                                          Additional Insured: The description area of the certificate should read as follows “Sunoco Inc (R&M) listed as additional insured under the general and auto liability policy”. Or “ADDL INSR” can be marked with an “X” for the general and auto liability policies.

•                                          SCAC Code: Sunoco Inc (R&M) requires all carriers entering Sunoco facilities to carry a Standard Carrier Alpha Code. Please be sure to fill out the attached form. Please forward the form directly to the National Motor Freight Traffic Association for processing. You may call them to expedite your order.

Please fax a copy to me with all the appropriate information we are requesting, including the certificate of liability insurance. Make a copy for your files and place the originals in the mail. I will return one original to you upon signature. Once again, please don’t forget to attach a copy of your current certificate of liability insurance. If you have any questions or concerns, don’t hesitate to contact me.

Thank you.

Sunoco Inc. (R&M)

Transportation Dept.

cms@sunocoinc.com

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21